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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Allstate Corporation
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THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

March 27, 2006

Notice of 2006 Annual Meeting and Proxy Statement

Dear Stockholder:

        You are invited to attend Allstate's 2006 annual meeting of stockholders to be held on Tuesday, May 16, 2006 at 11 a.m. local time, in the Chase Auditorium of Chase Tower, Chicago, Illinois.

        We encourage you to review the notice of annual meeting, proxy statement, financial statements and management's discussion and analysis provided in this booklet to learn more about your company.

        As always, your vote is important. I encourage you to vote as soon as possible, either by telephone, Internet or mail. Please use one of these methods to vote before the meeting even if you plan to attend the meeting.

Sincerely,

Edward M. Liddy Chairman and Chief Executive Officer

THE ALLSTATE CORPORATION
 2775 Sanders Road
Northbrook, Illinois 60062-6127

March 27, 2006

Notice of 2006 Annual Meeting of Stockholders

        The annual meeting of stockholders of The Allstate Corporation ("Allstate" or the "Company") will be held in the Chase Auditorium located on the Plaza Level of Chase Tower, 10 South Dearborn, Chicago, Illinois on Tuesday, May 16, 2006, at 11 a.m. for the following purposes:

  1.
  To elect to the Board of Directors eleven directors to serve until the 2007 annual meeting;

  2.
  To ratify the appointment of Deloitte & Touche LLP as Allstate's independent registered public accounting firm for 2006;

  3.
  To approve the Amended and Restated 2001 Equity Incentive Plan;

  4.
  To approve the 2006 Equity Compensation Plan for Non-Employee Directors; and

  5.
  To consider two stockholder proposals, if properly presented.

        In addition, any other business properly presented may be acted upon at the meeting.

        Registration and seating will begin at 9:45 a.m. Each stockholder may be asked to present picture identification. Stockholders holding Allstate stock through a bank, brokerage or other nominee account are asked to bring their account statement showing ownership as of the record date, March 17, 2006. Cameras, recording devices or other electronic devices will not be allowed in the meeting.

        Allstate began mailing this annual report, proxy statement, proxy cards and/or voting instruction forms to its stockholders and to participants in its profit sharing fund on March 27, 2006.

By Order of the Board,

Mary J. McGinn Secretary

Proxy and Voting Information

Who is asking for your vote and why

        The annual meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting by proxy or in person. If you vote before the meeting or if you attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. To ensure that there will be a quorum, the Allstate Board of Directors is requesting that you vote before the meeting and allow your Allstate stock to be represented at the annual meeting by the proxies named on the enclosed proxy card/voting instruction form. Voting before the meeting will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previous vote will be automatically revoked.

Who can vote

        You are entitled to vote if you were a stockholder of record at the close of business on March 17, 2006. On March 17, 2006, there were 640,269,836 Allstate common shares outstanding and entitled to vote at the annual meeting.

How to vote

        If you hold your shares in your own name as a record holder, you may instruct the proxies how to vote your shares in any of the following ways:

•
By using the toll-free telephone number printed on the proxy card/voting instruction form

•
By using the Internet voting site and instructions listed on the proxy card/voting instruction form

•
By signing and dating the proxy card/voting instruction form and mailing it in the enclosed postage-paid envelope, or by returning it to The Allstate Corporation, c/o ADP, 51 Mercedes Way, Edgewood, N.Y. 11717

        You may vote by telephone or Internet 24 hours a day, seven days a week. If you vote using the Internet, such votes are valid under Delaware law.

        If you hold your shares through a bank, broker, or other record holder, you may vote your shares by following the instructions they have provided.

Providing voting instructions and discretionary voting authority of proxies

        In the election of directors, you may instruct the proxies to vote "FOR" all or some of the director nominees, or you may instruct that your vote be "WITHHELD" with respect to one or more director nominees. With respect to each of the other items, you may instruct the proxies to vote "FOR" or "AGAINST," or you may instruct the proxies to "ABSTAIN" from voting.

        The Board recommends you vote on the matters set forth in this proxy statement as follows:

•
FOR all of the nominees for director listed in this proxy statement

•
FOR the ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accounting firm for 2006

•
FOR the approval of the Amended and Restated 2001 Equity Incentive Plan

•
FOR the approval of the 2006 Equity Compensation Plan for Non-Employee Directors

•
AGAINST each of the stockholder proposals

        If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment. Other than the matters referred to in this proxy statement, Allstate knows of no other matters to be brought before the meeting.

        If you return a signed proxy card/voting instruction form to allow your shares to be represented at the annual meeting, but do not indicate how your shares should be voted on one or more matters, then the proxies will vote your shares as the Board of Directors recommends for those matters.

How votes are counted to elect directors and approve items

        In the election of directors, a plurality of the votes cast is required for election. The eleven nominees who receive the highest number of "FOR" votes will be elected. Abstentions are not counted for purposes of director elections. The Board has adopted a Majority Votes in Director Elections Policy, which is attached to this proxy statement as Appendix A. The policy sets forth the procedure that will be followed in the event a director nominee is elected in an uncontested election of directors, but receives a greater number of "WITHHELD" votes than "FOR" votes in his or her election. In that case, the director nominee will be required to tender his or her resignation, following the certification of the election results, for consideration by the Nominating and Governance Committee and its recommendation to the Board. The Board will make a determination with respect to accepting the resignation no later than 60 days after the stockholders' meeting and the Company will file a Form 8-K with the Securities and Exchange Commission describing the Board's decision.

        For each other item to be ratified or approved, a majority of the shares present at the meeting and entitled to vote on the item must be voted "FOR" it. Abstention with respect to items 2 through 6 will be counted as shares present at the meeting and will have the effect of a vote against the matter. Broker non-votes (that is, if the broker holding your shares in street name does not vote or does not have the authority to vote with respect to a matter) and shares as to which proxy authority is withheld will not be counted as shares entitled to vote on the matter and will have no effect on the outcome of the vote.

How to change your vote

        Before your shares have been voted at the annual meeting by the proxies, you may change or revoke your vote in the following ways:

•
Voting again by telephone, by Internet or in writing

•
Attending the meeting and voting your shares in person

        Unless you attend the meeting and vote your shares in person, you should use the same method as when you first voted—telephone, Internet or writing. That way, the inspector of election will be able to identify your latest vote.

Confidentiality

        All proxies, ballots and tabulations that identify the vote of a particular stockholder are kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet certain legal requirements. A representative of IVS Associates, Inc. will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers and employees.

        Comments written on proxy cards, voting instruction forms or ballots may be provided to the Secretary of Allstate with the name and address of the stockholder. The comments will be provided without reference to the vote of the stockholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary to understand the comment. At Allstate's request, the transfer agent or the solicitation agent may provide Allstate with periodic status reports on the aggregate vote. These status reports may include a list of stockholders who have not voted and breakdowns of vote totals by different types of stockholders, as long as Allstate is not able to determine how a particular stockholder voted.

Profit Sharing Fund Participants

        If you hold Allstate common shares through The Savings and Profit Sharing Fund of Allstate Employees (the profit sharing fund), your proxy card/voting instruction form for those shares will instruct the profit sharing fund trustee how to vote those shares. If you are an employee who received your annual meeting materials electronically, and you hold Allstate common shares both through the profit sharing fund and also directly as a registered shareholder, the voting instructions you provide electronically on the proxy card/voting instruction form will be applied to both your profit sharing fund shares and your registered shares. If you return a signed proxy card/voting instruction form or vote by telephone or the Internet on a timely basis, the trustee shall vote as instructed for all Allstate common shares allocated to your profit sharing fund account unless to do so would be inconsistent with the trustee's duties.

        If your voting instructions are not received on a timely basis for the shares allocated to your profit sharing fund account, those shares will be considered "unvoted." If you return a signed proxy card/voting instruction form but do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy card/voting instruction form will be voted as the Board of Directors recommends. The trustee will vote all unvoted shares and all unallocated shares held by the profit sharing fund as follows:

•
If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable allocated shares in the profit sharing fund, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee's duties.

•
If the trustee receives instructions for less than 50% of the votable shares, the trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

        Profit sharing fund votes receive the same level of confidentiality as all other votes. You may not vote the shares allocated to your profit sharing fund account by attending the meeting and voting in person. You must instruct The Northern Trust Company, as trustee for the profit sharing fund, on how you want your profit sharing fund shares voted.

If You Receive More Than One Proxy Card/Voting Instruction Form

        If you receive more than one proxy card/voting instruction form, your shares are probably registered in more than one account or you may hold shares both as a registered stockholder and through The Savings and Profit Sharing Fund of Allstate Employees. You should vote each proxy card/voting instruction form you receive.

Annual Report and Proxy Statement Delivery

        Allstate has adopted the "householding" procedure approved by the Securities and Exchange Commission that allows us to deliver one proxy statement and annual report to a household of stockholders instead of delivering a set of documents to each stockholder in the household. This procedure is more cost effective because it reduces the number of materials to be printed and mailed. Stockholders who share the same last name and address, or where shares are held through the same nominee or record holder (for example, when you have multiple accounts at the same brokerage firm), will receive one proxy statement and annual report per address unless we receive, or have previously received, contrary instructions. Stockholders will continue to receive separate proxy cards/voting instruction forms to vote their shares.

        If you would like to receive a separate copy of the proxy statement and annual report for this year, please write or call us at the following address or phone number: Investor Relations, The Allstate Corporation, 2775 Sanders Road, Suite F3 SE, Northbrook, IL 60062-6127, (800) 416-8803. Upon receipt of your request, we will promptly deliver the requested materials to you.

        If you and other Allstate stockholders of record with whom you share an address currently receive multiple sets of the proxy statement and annual report, and you would like to receive only a single copy of each in the future, please contact our distribution agent, ADP by calling (800) 542-1061 or by writing to ADP Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in street name (that is, through a bank, brokerage account or other record holder), please contact your bank, broker or other record holder to request information about householding.

        You may also revoke your consent to householding by contacting ADP at the phone number and address listed above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Corporate Governance Practices

        Allstate has strong corporate governance practices. It firmly believes that the Company's continued commitment to corporate governance best practices is critical to its goal of driving sustained shareholder value.

Code of Ethics

        Allstate is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values of the Company are embodied in its Code of Ethics and require that every customer, employee and member of the public be treated accordingly. Allstate's Code of Ethics applies to all employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, other senior financial and executive officers as well as the Board of Directors. The Code is available on the Corporate Governance portion of the Company's website, allstate.com, and is also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 3075 Sanders Road, Suite G5A, Northbrook, Illinois 60062-7127.

Determinations of Independence of Nominees for Election

        The Board of Directors has determined that each nominee for election, with the exception of Mr. Liddy in his capacity as Chief Executive Officer, is independent according to applicable law, the listing standards of the New York Stock Exchange and the Director Independence Standards adopted by the Board of Directors and posted on the Corporate Governance portion of the Company's website,

allstate.com. The Board determined that the following categories of relationships with the Company are among those that would not be considered to interfere with the director's exercise of independent judgment and would not, to the extent consistent with applicable law or regulation and Section 3 of Allstate's Corporate Governance Guidelines, disqualify a director or nominee from being considered independent.

  Categorical Standards of Independence

  •
  An Allstate director's ownership of less than 5% (i) of the outstanding common stock of The Allstate Corporation or (ii) of any other securities issued by the Allstate Group*;

  •
  An Allstate director's relationship strictly as a director of, and the holder of less than 5% of the equity interest in, another company that has a business relationship of any kind with the Allstate Group;

  •
  An Allstate director's relationship arising from an interest of the director, or any entity in which the director is an employee, director, partner, shareholder or officer, in or under any standard-form insurance policy or other financial product offered by the Allstate Group;

  •
  An Allstate director's relationship with another company that provides services to the Allstate Group as a common contract carrier (including any airline) or public utility at rates or charges fixed in conformity with law or governmental authority or negotiated at arm's length;

  •
  An Allstate director's relationship with another company (i) that provides goods, property or services to the Allstate Group or (ii) to which the Allstate Group provides goods, property or services, all in the ordinary course of business, where the aggregate payments made by the Allstate Group do not exceed 2% of the other company's consolidated gross revenues for its last fiscal year and the aggregate payments received by the Allstate Group do not exceed 2% of The Allstate Corporation's consolidated gross revenues for its last fiscal year;

  •
  An Allstate director's relationship with a firm, including an agency, broker, bank or other financial services company, that distributes products of the Allstate Group in the ordinary course of its business, provided that the aggregate annual commissions and other fees paid by the Allstate Group to the firm do not exceed 2% of such firm's consolidated gross revenues for its last fiscal year;

  •
  An Allstate director's relationship with a charitable entity to which the aggregate amount of discretionary charitable contributions (other than employee matching contributions) made by the Allstate Group and The Allstate Foundation in any of the last three fiscal years of the charitable entity were less than the greater of $1 million or 2% of such entity's consolidated gross revenues for such year; and

  •
  An Allstate director's relationship with another company (i) in which the Allstate Group makes investments or (ii) which invests in securities issued by the Allstate Group or securities backed by any product issued by the Allstate Group, all in the ordinary course of such entity's investment business and on terms and under circumstances similar to those available to or from entities unaffiliated with such director.

Board Structure, Meetings and Board Committees

        The current Board, elected in May 2005, has 12 directors and three committees. The following table identifies each committee, its members and the number of meetings held during 2005. Each committee operates under a written charter that has been approved by the Board and that is available on the

Corporate Governance portion of the Company's website, allstate.com. All of the members of each

*
In the Director Independence Standards, the term "Allstate Group" refers to The Allstate Corporation and its consolidated subsidiaries.

committee have been determined to be independent by the Board within the meaning of applicable laws, the listing standards of the New York Stock Exchange and the Director Independence Standards as in effect at the time of determination. A summary of each committee's functions and responsibilities follows the table.

        The Board held seven meetings during 2005. Each incumbent director attended at least 75% of the combined board meetings and meetings of committees of which he or she was a member. Attendance at board and committee meetings during 2005 averaged 97% for incumbent directors as a group.

Director	Audit	Compensation and Succession	Nominating and Governance
F. Duane Ackerman	X	X
James G. Andress	X*		X
Edward A. Brennan		X	X*
W. James Farrell		X	X
Jack M. Greenberg	X	X
Ronald T. LeMay	X	X
Edward M. Liddy
J. Christopher Reyes			X
H. John Riley, Jr.		X*	X
Joshua I. Smith	X		X
Judith A. Sprieser	X		X
Mary Alice Taylor	X	X
Number of Meetings in 2005	8	8	5
* Committee Chair

Executive Sessions of the Board

        The independent directors meet in executive session regularly without management. When independent directors meet in executive session, the leader is determined by the subject matter of the session. If the subject is within the scope of authority of one of the standing committees, the chair of that committee leads the executive session. Otherwise, directors who are not committee chairs are appointed on a rotating basis to lead the executive session. The Board believes this practice provides for leadership at all executive sessions without the need to designate a single lead director and it also provides an opportunity for each director to assume the role of lead director from time to time.

Board Committees

  Audit Committee.

        Allstate's Board of Directors has established an audit committee in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. As shown above, the Audit Committee is chaired by Mr. Andress and includes Messrs. Ackerman, Greenberg, LeMay and Smith, Ms. Sprieser and Ms. Taylor. The Board has determined that Mr. Andress, Mr. Greenberg and Ms. Sprieser are each individually qualified as an audit committee financial expert, as defined in Regulation S-K, Item 401(h) under the Securities Exchange Act of 1934 and each member of the committee is independent under the listing standards of the New York Stock Exchange. Ms. Taylor currently serves on the audit committees of more than three public companies. The Board has determined, in light of Ms. Taylor's active contributions to Allstate's Audit Committee, and her status as retired from active management positions, that this simultaneous service does not impair her ability to function as a member of this committee.

        The committee is responsible for, among other things, the selection, appointment and oversight of the independent registered public accounting firm, including its compensation. The committee reviews Allstate's annual audited and quarterly financial statements and recommends to the Board of Directors whether the audited financial statements should be included in Allstate's annual report on Form 10-K and in the annual report to stockholders. In connection therewith, the committee examines Allstate's accounting and auditing principles and practices affecting the financial statements and, at a minimum, discusses with its independent registered public accounting firm those matters required to be discussed in accordance with the Public Company Accounting Oversight Board's generally accepted auditing standards, including the requirements under Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) and Securities and Exchange Commission Rule 2-07 of Regulation S-X and other matters as it deems appropriate. The committee also reviews the scope of the audits conducted by the independent registered public accounting firm and the internal auditors as well as the qualifications, independence and performance of the independent registered public accounting firm. The committee is responsible for the review and approval of Allstate's Code of Ethics as well as the adoption of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters. The committee conducts independent inquiries when deemed necessary to discharge its duties. The committee has the authority to retain independent outside counsel, accountants and other advisers to assist it in the conduct of its business.

        The committee provides functional oversight to Allstate's Internal Audit Department. The Internal Audit Department provides independent and objective assurance and consulting services that are used to assure a systemic, disciplined approach to the evaluation and improvement of effective risk management, control and governance processes.

        The committee also conducts an annual review of its performance and its charter. The committee charter is available on the Corporate Governance portion of the Company's website, allstate.com. The Audit Committee Report is included herein on page 52.

  Compensation and Succession Committee.

        The Compensation and Succession Committee is chaired by Mr. Riley and includes Messrs. Ackerman, Brennan, Farrell, Greenberg, LeMay, and Ms. Taylor. The committee is responsible for Allstate's executive compensation program including among other things, recommending to the Board for approval executive officer salaries and compensation packages. The committee administers equity incentives and other executive benefit plans and has oversight responsibility for the salary administration program for elected officers of the Company and its subsidiaries. In addition, the committee annually reviews the management organization and succession plans for Allstate, including each of its significant operating subsidiaries, and recommends nominees for certain officer positions. The committee advises the Board on the proxy statement for the annual meeting and provides the annual report on executive compensation. The committee may retain independent compensation consultants as needed in furtherance of its duties.

        The committee also conducts an annual review of its performance and its charter. The committee charter is available on the Corporate Governance portion of the Company's website, allstate.com. The Compensation and Succession Committee's Report is included herein beginning on page 39.

  Nominating and Governance Committee.

        The Nominating and Governance Committee is chaired by Mr. Brennan and includes Messrs. Andress, Farrell, Reyes, Riley and Smith, and Ms. Sprieser. All members of the committee are independent under the listing standards of the New York Stock Exchange. The committee is responsible for the identification and recommendation of nominees for election to the Board, as described in the Nomination Process for Election to the Board of Directors section below. In connection with its selection process, the committee is responsible for recommending appropriate criteria and independence standards for adoption by the Board. The committee is responsible for making recommendations with respect to the periodic review of the performance of the Chairman and Chief Executive Officer as well as succession planning for the Board of Directors, including recommending nominees for election as Chairman and Chief Executive Officer. The committee advises and makes recommendations to the Board on matters of corporate governance including periodic reviews of the Company's Corporate Governance Guidelines, which are posted on the Corporate Governance portion of the Company's website, allstate.com and are also available in print upon request made to the Office of the Secretary, The Allstate Corporation, 3075 Sanders Road, Suite G5A, Northbrook, Illinois 60062-7127. The committee determines and recommends the criteria to be used for the assessment of the Board's performance and oversees the assessment of the Board. With Board oversight, the committee also administers non-employee director compensation. The committee may retain independent consultants as needed to assist it with its responsibilities.

        The committee also conducts an annual review of its performance and its committee charter. The Nominating and Governance Committee charter is available on the Corporate Governance portion of the Company's website, allstate.com.

Nomination Process for Election to the Board of Directors

        The Nominating and Governance Committee has responsibility for assessing the need for new Board members to address specific requirements or to fill a vacancy. The committee initiates a search for a new candidate seeking input from the Chairman and other Board members. The committee may also retain a third party search firm if necessary to identify potential candidates for election. Nominees recommended by shareholders are considered by the committee in the same manner as all other candidates. All candidates must meet the Board's Guidelines for Selection of Nominees for the Board of Directors, the Company's Corporate Governance Guidelines and the Director Independence Standards, each of which are posted on the Corporate Governance portion of the Company's website, allstate.com. Candidates who meet the specific requirements and otherwise qualify for membership on the Board are identified and contacts are initiated with preferred candidates. The full Board is kept apprised of the committee's progress with its evaluations. The committee meets to consider and approve final candidates who are then presented to the Board for endorsement and approval. The invitation to join the Board may be extended by the full Board, the committee chairperson or the Chairman of the Board. The Board is ultimately responsible for naming the nominees for election.

        Shareholders may propose candidates to the Nominating and Governance Committee for its consideration at any time of the year by writing to the Office of the Secretary, The Allstate Corporation, 3075 Sanders Road, Suite G5A, Northbrook, Illinois 60062-7127.

        Shareholders may also propose nominees at the annual meeting of shareholders, if adequate advance notice as defined in Allstate's bylaws is provided to the Secretary. Under the bylaws, if a shareholder wishes to nominate a candidate at the 2007 annual meeting of stockholders, he or she must provide advance notice to Allstate that must be received between January 17, 2007 and February 16, 2007. The notice must be sent to the Secretary, The Allstate Corporation, 3075 Sanders Road, Suite G5A, Northbrook, Illinois 60062-7127 and must contain the name, age, principal occupation, business and residence address of the proposed nominee, as well as the number of shares of Allstate stock beneficially owned by the nominee. The notice must also contain the name, address and number of shares of Allstate stock beneficially owned by the stockholder proposing to make the nomination. A copy of these bylaw provisions is available from the Secretary of Allstate upon request or can be accessed on the Corporate Governance portion of Allstate's website, allstate.com.

Majority Votes in Director Elections Policy

        In February 2006, the Board adopted the Majority Votes in Director Elections Policy in recognition of the current best governance practices relating to the issue of director elections.

        The Board believes the Policy enhances its accountability to shareholders by formalizing the consequences of the situation wherein a director nominee receives a greater number of votes "withheld" from his or her election than are voted "for" his or her election in any uncontested election of directors.

        The Policy, which is attached to this proxy statement as Appendix A, is discussed in detail in the Board's response to Item 5 beginning on page 29 below.

Shareholder Communications with the Board

        The Board has established a process to facilitate communications by shareholders and other security holders with its members as a group. Under the process, shareholders may send written communications by mail or by e-mail to the Board. Communications received will be processed under the direction of the General Counsel. The General Counsel reports regularly to the Nominating and Governance Committee on all shareholder correspondence received that, in his opinion, involves functions of the Board or its committees or that he otherwise determines requires their attention. The shareholder communication process was approved by a majority of the Board's independent directors and is posted on the Corporate Governance portion of the Company's website, allstate.com.

Board Attendance Policy

        It is expected that Allstate Board members make every effort to attend all meetings of the Board and committees and actively participate in the discussion of the matters before them. It is also expected that Board members make every effort to attend the annual meeting of stockholders. All of the incumbent directors attended the annual meeting of stockholders in 2005.

Policy on Rights Plans

        In 2003, the Board adopted the following policy:

  "The Board shall obtain shareholder approval prior to adopting any shareholder rights plan; provided, however, that the Board may act on its own to adopt a shareholder rights plan if, under the then current circumstances, in the reasonable business judgment of the independent directors, the fiduciary duties of the Board would require it to adopt a rights plan without prior shareholder approval. The retention of any rights plan so adopted by the Board will be submitted to a vote of shareholders as a separate ballot item at the next subsequent annual meeting of Allstate shareholders and, if not approved, such rights plan will expire within one year after such meeting."

This policy is part of Allstate's Corporate Governance Guidelines which are posted on the Corporate Governance portion of Allstate's website, allstate.com.

Allstate Charitable Contributions

        Each year, The Allstate Foundation donates millions of dollars to support many deserving organizations that serve our communities. The Nominating and Governance Committee reviews all charitable donations to, and other relationships with, any director-affiliated organization to ensure that any and all transactions with director-affiliated charitable organizations are appropriate and raise no issues of independence. No charitable contributions were made to any director-affiliated organization that exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues for any of the previous three fiscal years.

Compensation Committee Interlocks and Insider Participation

        During 2005, the Compensation and Succession Committee consisted of Mr. Riley, Chairman, Messrs. Ackerman, Brennan, Farrell, Greenberg, LeMay and Ms. Taylor. None is a current or former officer or employee of Allstate or any of its subsidiaries. There were no committee interlocks with other companies in 2005 within the meaning of the Securities and Exchange Commission's proxy rules.

Directors' Compensation and Benefits

        Annual compensation for Allstate directors who are not employees of Allstate or its affiliates ("non-employee directors") consists of annual board and committee chair fees which are paid in cash or, at the director's election, may be paid in the form of stock-in-lieu of cash compensation or may be deferred into the deferred compensation plan for non-employee directors. Non-employee directors also received an annual award of 2,000 restricted stock units and an option to purchase 4,000 shares of Allstate common stock in 2005. No meeting fees or other professional fees are paid to non-employee directors.

        Components of the non-employee directors' 2005 total compensation are described below.

Non-Employee Directors' Compensation and Benefits

Director's Role	Total Retainers Paid in Cash, Stock-in-lieu and/or Deferred	Total Restricted Stock Unit Award (# of Shares/ Grant Date Value)(1)	Options Granted (# of Shares/ Grant Date Value)(2)	Professional Fees & Other	Value of Other Benefits(3)
Each Committee Chairperson	$50,000	2,000 / $112,600	4,000 / $73,880	None	$200 - $2,100
Each Other Director / Committee Member	$40,000	2,000 / $112,600	4,000 / $73,880	None	$200 - $2,100

  (1)
  The grant date value of each director's RSU award is based on the fair market value on the date of grant. The fair market value of a share of the Company's stock on December 1, 2005 (the grant date) was $56.30.

  (2)
  The grant date value of each director's option award was determined using the binomial lattice model. For more information on the model, see footnote (4) on page 35 below.

  (3)
  Other benefits varied by director, ranging from $200 to $2,100 per director. See detail provided below

  Stock-in-lieu of Cash and Deferred Compensation.

        Under the current Equity Incentive Plan for Non-Employee Directors as amended and restated on November 9, 2004, directors may elect to receive Allstate common stock-in-lieu of cash compensation. In addition, under Allstate's Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer directors' fees to an account that generates earnings based on: (a) the market value of and dividends on Allstate's common shares ("common share equivalents"); (b) the average interest rate payable on 90-day dealer commercial paper; (c) Standard & Poor's 500 Composite Stock Price Index, with dividends reinvested; or (d) a money market fund. No director has voting or investment powers in common share equivalents, which are payable solely in cash. Subject to certain restrictions, amounts deferred under the plan, together with earnings thereon, may be transferred between accounts and are distributed after leaving board service in a lump sum or over a period not in excess of ten years.

  Restricted Stock Unit Awards.

        Under the current equity plan, on December 1, 2005, each non-employee director received 2,000 fully vested restricted stock units ("RSUs"). The RSU grant provides for delivery of the underlying shares of Allstate common stock upon the earlier of (a) the date of the director's death or disability and (b) one year after the date on which the director no longer serves as a director of Allstate. The director shall have only the rights of a general unsecured creditor of Allstate and shall have no rights as a shareholder with respect to the RSUs. Each RSU includes a dividend equivalent right that entitles the director to receive a cash payment equal to dividends paid on Allstate's common stock.

  Stock Option Awards.

        Under the current equity plan, on June 1, 2005, each non-employee director received a stock option award at an exercise price equal to 100% of fair market value on that day, which was $58.47. Options become exercisable in three substantially equal annual installments and expire ten years after grant. Upon mandatory retirement pursuant to the policies of the Board, the unvested portions of any outstanding options fully vest. The options permit the option holder to exchange shares owned or have option shares withheld to satisfy all or part of the exercise price. The vested portion of options may be transferred during the holder's lifetime to, or for the benefit of, family members. Any taxes payable upon a transferee's subsequent exercise of the option remain the obligation of the original option holder.

  Other Benefits.

        In connection with attending the annual off-site Board and committee meetings, the directors were invited to include their spouses. The directors, and spouses who attended, were provided with small commemorative gifts. The actual value and cost to the Company for the gifts provided in 2005 did not exceed $200 to each director and spouse. In addition, the largest amount of personal benefits provided for spousal travel was approximately $1,900 The offsite meetings and related special social gatherings provide directors with an opportunity to learn more about fellow Board members and Allstate executive officers. This extended meeting also provides additional opportunities for Board access to senior management in accordance with the Corporate Governance Guidelines and for succession planning evaluation.

Items to Be Voted On

Item 1
Election of Directors

        Each nominee was previously elected by the stockholders at Allstate's Annual Meeting on May 17, 2005, and has served continuously since then. The terms of all directors will expire at this annual meeting in May 2006. The Board of Directors expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute.

        Edward A. Brennan is not standing for re-election as he will reach the mandatory retirement age in 2006. Mr. Brennan has provided exemplary service as a director to Allstate since before Allstate became a public company. He has used his broad corporate and leadership experience to serve the Corporation diligently as a member of the Compensation and Succession Committee and Chair of the Nominating and Governance Committee. His experience and dedication will be missed.

        Information as to each nominee follows. Unless otherwise indicated, each nominee has served for at least five years in the business position currently or most recently held.

F. Duane Ackerman (Age 63)
 Director since 1999

Chairman and Chief Executive Officer since 1998 of BellSouth Corporation, a communications services company. Mr. Ackerman previously served as Chairman, President and Chief Executive Officer of BellSouth Corporation from 1998 until 2005.

James G. Andress (Age 67)
 Director since 1993

Chairman and Chief Executive Officer of Warner Chilcott PLC, a pharmaceutical company, from February 1997 until his retirement in January 2000. Mr. Andress is also a director of Dade Behring, Inc., Sepracor, Inc. and Xoma Corporation.

W. James Farrell (Age 63)
 Director since 1999

Chairman since May 1996 of Illinois Tool Works Inc., a manufacturer of highly engineered fasteners, components, assemblies and systems. Mr. Farrell previously served as Chief Executive Officer of Illinois Tool Works Inc. from September 1995 until August 2005. He is also a director of the Abbott Laboratories, Federal Reserve Bank of Chicago, Kraft Foods Inc. and UAL Corporation.

Jack M. Greenberg (Age 63)
 Director since 2002

Chairman and Chief Executive Officer of McDonald's Corporation from May 1999 until his retirement on December 31, 2002. Mr. Greenberg is also a director of Abbott Laboratories, First Data Corporation, Hasbro, Inc. and Manpower, Inc.

Ronald T. LeMay (Age 60)
 Director since 1999

Executive Chairman of Last Mile Connections, Inc., an online exchange for bandwidth services, since September 2005 and Industrial Partner of Ripplewood Holdings, a private equity company, since November 2003. Prior to that, Mr. LeMay served as Representative Executive Officer from November 2003 until August 2004 and Interim President from November 2003 until February 2004 of Japan Telecom Co., Ltd., a telecommunications company and a Ripplewood Holdings portfolio company. Mr. LeMay previously served as President and Chief Operating Officer of Sprint Corporation from October 1997 until April 2003. He is also a director of Ceridian Corporation and Imation Corporation.

Edward M. Liddy (Age 60)
 Director since 1999

Chairman and Chief Executive Officer of Allstate since January 1999. Mr. Liddy previously served as Chairman, President and Chief Executive Officer of Allstate from January 1999 to June 2005. Mr. Liddy is also a director of The Goldman Sachs Group, Inc. and 3M Company.

J. Christopher Reyes (Age 52)
 Director since 2002

Chairman since January 1998 of Reyes Holdings, L.L.C. and its affiliates, a privately held food and beverage distributor. Mr. Reyes is also a director of Fortune Brands, Inc., Tribune Company and Wintrust Financial Corporation.

H. John Riley, Jr. (Age 65)
 Director since 1998

Chairman of Cooper Industries Ltd., a diversified manufacturer of electrical products and tools and hardware, from April 1996 until his retirement in February 2006. Mr. Riley previously served as Chairman and Chief Executive Officer of Cooper Industries, Ltd., from April 1996 until May 2005 and Chairman, President and Chief Executive Officer of Cooper Industries Ltd., from April 1996 until August 2004. He is also a director of Baker Hughes Inc.

Joshua I. Smith (Age 65)
 Director since 1997

Chairman and Managing Partner since 1999 of The Coaching Group, a management consulting firm. As part of the consulting business of The Coaching Group, Mr. Smith was Vice Chairman and Chief Development Officer of iGate, Inc., a manufacturer of broadband convergence products for communications companies from June 2000 through April 2001. Previously, Mr. Smith had been Chairman and Chief Executive Officer of The MAXIMA Corporation, a provider of technology systems support services, from 1978 until 2000. He is also a director of Caterpillar, Inc. and Federal Express Corporation.

Judith A. Sprieser (Age 51)
 Director since 1999

Chief Executive Officer of Transora, a technology software and services company from September 2000 until March 2005. Ms. Sprieser was Executive Vice President of Sara Lee Corporation from 1998 until 2000 and also served as its Chief Financial Officer from 1994 to 1998. She is also a director of CBS Corporation, InterContinentalExchange, Inc., Reckitt Benckiser and USG Corporation.

Mary Alice Taylor (Age 55)
 Director since 2000

Chairman and Chief Executive Officer of HomeGrocer.com from September 1999 until her retirement in October 2000. Mrs. Taylor currently is an active independent business executive, and, from July 2001 until December 2001, she accepted a temporary assignment with Webvan Group, Inc., an Internet e-commerce company. Mrs. Taylor is also a director of Autodesk, Inc., Blue Nile, Inc. and Sabre Holdings Corporation.

Item 2
Ratification of Appointment of
Independent Registered Public Accounting Firm

        The Audit Committee of the Board of Directors has recommended the selection and appointment of Deloitte & Touche LLP as Allstate's independent registered public accounting firm for 2006. The Board has approved the committee's recommendation. While not required, the Board is submitting the selection of Deloitte & Touche LLP, upon the committee's recommendation, to the stockholders for ratification consistent with its long-standing prior practice. If the selection is not ratified by the stockholders, the committee may reconsider its selection. Even if the selection is ratified, the committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the committee determines a change would be in the best interests of Allstate and the stockholders.

        The Audit Committee has adopted a Policy Regarding Pre-Approval of Independent Auditors' Services. The Policy is attached as Appendix B to this Notice of Annual Meeting and Proxy Statement. One hundred percent of the services provided by Deloitte & Touche LLP in 2005 and 2004 were pre-approved by the committee.

        The following fees have been, or are anticipated to be, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ending December 31, 2005 and December 31, 2004.

	2005	2004
Audit Fees(1)	$8,806,927	$8,225,071
Audit Related Fees(2)	$274,723	$579,653
Tax Fees(3)	$60,900	$108,175
All Other Fees	$—	$—

Total Fees	$9,142,550	$8,912,899

(1)
Fees for audits of annual financial statements, reviews of quarterly financial statements, statutory audits, attest services, comfort letters, consents and review of documents filed with the Securities and Exchange Commission.

(2)
Audit Related Fees relate to professional services such as accounting consultations relating to new accounting standards, due diligence assistance and audits and other attest services for non-consolidated entities (i.e. employee benefit plans, various trusts, The Allstate Foundation, etc.) and are set forth below.

	2005	2004
Due Diligence	$11,530	$—
Audits and other Attest Services for Non-consolidated Entities	$229,568	$406,894
Other	$33,625	$172,759

Audit Related Fees	$274,723	$579,653

(3)	Includes fees for tax compliance. Also includes fees for preparation of income tax returns for several current and former Allstate employees who served in expatriate capacities.

        Representatives of Deloitte & Touche LLP will be present at the meeting, will be available to respond to questions and may make a statement if they so desire.

        The Audit Committee and the Board of Directors unanimously recommend that stockholders vote for the ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accounting firm for 2006 as proposed.

Item 3
Approval of The Allstate Corporation
Amended and Restated 2001 Equity Incentive Plan

        We are asking stockholders to approve The Allstate Corporation Amended and Restated 2001 Equity Incentive Plan, which was approved by the Board on March 14, 2006 subject to approval by stockholders at the 2006 Annual Meeting of Stockholders. The original 2001 plan was adopted by the Board of Directors on March 13, 2001 and became effective upon stockholder approval at the 2001 Annual Meeting of Stockholders. The 2001 Plan was amended by the Board on March 9, 2004 to eliminate the adding back to the number of shares authorized for issuance under the plan of shares tendered in payment of the option exercise price.

        The plan provides for awards to key employees of the Company and its subsidiaries of stock options, restricted stock and restricted stock units ("RSUs"), unrestricted stock, stock appreciation rights ("SARs"), performance units and performance stock, and other awards including the payment of stock in lieu of cash. Each type of equity-based award is linked to the underlying value and performance of Allstate's stock. To date, only nonqualified stock options, restricted stock and restricted stock units have been granted under the plan. Thirty-seven million shares of common stock (in addition to 6,096,378 unused shares that were then available for awards under the predecessor plan, The Allstate Corporation Equity Incentive Plan) were initially authorized for awards under the plan.

        As of March 15, 2006, 35,576,701 shares have been awarded under the plan, which includes 1,444,321 RSUs that have not yet been converted into common stock and outstanding, unexercised options to purchase 23,612,945 shares of common stock. As of March 15, 2006, 9,888,973 shares (plus any shares that might in the future be returned to the plan as a result of cancellations, forfeitures or expiration of awards, or shares that are settled in cash or otherwise settled without delivery of shares) remained available for future awards under the plan. The Compensation and Succession Committee of the Board may use either authorized but unissued shares or treasury shares to provide common stock for awards. As of March 15, 2006, the closing price of the Company's common stock as reported on the New York Stock Exchange Composite Tape was $54.85.

        Stockholder approval of the Amended and Restated 2001 Equity Incentive Plan is being sought to increase the number of shares of common stock authorized for issuance under the plan by 12 million shares, and also to permit certain awards that may be granted under the plan to qualify as "performance-based compensation," as defined under regulations interpreting Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), thereby maximizing the deductibility of certain awards under the plan. The Board believes the amendment is necessary to ensure that a sufficient number of shares are available for issuance under the plan to allow the Company to continue to attract and retain key employees by providing a means by which such employees can acquire and maintain equity ownership, aligning their interests with those of the stockholders. The Board considers equity compensation to be a significant component of total compensation for the officers and other key employees of the Company and its subsidiaries.

        The other primary purposes of the amendment and restatement are to add provisions to:

  •
  limit the number of shares that may be granted as performance stock and performance units to 5,000,000 shares;

  •
  assure that the written provisions of the plan reflect our policy adopted in 2004 that the reload option feature will not be included in any options granted after 2003;

  •
  clarify in the written provisions of the plan our policy that for share counting purposes, shares of stock tendered or withheld to satisfy tax withholding obligations or to satisfy the exercise price related to an award are deemed to be issued under the plan, and to provide that the full, and not the net, number of shares underlying the exercised portion of an SAR settled in stock shall be treated as issued under the plan;

  •
  specify that SARs shall be granted for a term not to exceed ten years;

  •
  clarify that although the plan has always prohibited the amendment or substitution of a cancelled option with a new option with an exercise price lower than the fair market value of Allstate common stock on the date of the original award, a cancelled SAR may not be substituted with a new SAR with a base value lower than that of the cancelled SAR, and that awards substituted for cancelled awards cannot be of a different type than the cancelled award without stockholder approval;

  •
  eliminate the dividend equivalent rights feature for awards of stock options (none of the option awards issued to date under the plan have included dividend equivalent rights);

  •
  clarify that all awards granted under the plan are intended to comply with Section 409A of the Code and any regulations and or other guidance promulgated thereunder;

  •
  clarify when plan amendments are subject to shareholder approval; and

  •
  make certain other technical changes to the plan that are not material.

        The other material provisions of the plan remain the same as previously approved by stockholders. The following is a summary of the material features of the plan and is qualified in its entirety by reference to Appendix C, which contains the complete text of the plan.

Summary of the Amended and Restated 2001 Equity Incentive Plan

  Administration.

        The plan provides that the Compensation and Succession Committee or another committee appointed by the Board of Directors consisting solely of two or more non-employee members of the Board shall administer the plan. The committee has full and final authority under the plan to determine eligibility, types and terms of awards and to interpret and administer the plan. In 2004 the committee created a subcommittee, currently comprised solely of the committee chairman. This subcommittee has the authority to grant restricted stock and RSUs to eligible key employees who are not subject to Section 16 of the Securities Exchange Act of 1934, in certain new hire situations that occur between regularly scheduled committee meetings. In addition, in 2002 the Board delegated to the Chief Executive Officer certain authority with respect to granting stock option awards to eligible employees who are not Section 16 officers in new hire situations, promotions and to recognize key contributions to the Company.

  Eligibility.

        Awards may be made to key employees of Allstate or any of its subsidiaries. In determining which key employees will receive awards, the committee will consider such factors as it deems relevant in order to promote the purposes of the plan. As of March 15, 2006, there were approximately 1,600 such key employees of Allstate and its subsidiaries.

Types of Awards

  Stock Options.

        The plan provides for the grant of nonqualified options and incentive stock options. To date, only nonqualified options have been granted under the plan. Each award includes the option exercise price, its term (which may not exceed ten years) and vesting schedule (which in practice has been a four-year vesting schedule for annual awards since the adoption of the plan) and any provisions relating to a change of control. The committee may not amend an outstanding option grant for the sole purpose of reducing its exercise price.

        The option exercise price may not be less than the fair market value of Allstate common stock on the date of grant. Options may be exercised by delivery of a written notice of intent to purchase a specific number of shares subject to the option terms. The exercise price for the shares must be paid in full at the time of exercise. Payment may be made in cash, by tendering previously acquired shares of common stock, by share withholding (for options granted under the amended and restated plan), by simultaneous sale through a broker of common stock acquired on exercise, or any combination of the foregoing.

        Option awards may no longer be granted with a reload feature; however, in 2003 and earlier, option awards granted to elected officers of Allstate Insurance Company generally contained a provision for the granting of a reload option. Since some of these options are still outstanding, the provisions governing reload options cannot be removed from the plan at this time. If an employee pays the exercise price of such an option by tendering shares of common stock, the employee would receive a reload option for the amount of shares tendered. Reload options have an exercise price equal to the fair market value of Allstate stock on the date the common stock was tendered to exercise the option and are subject to a new vesting schedule commencing one year from the date of grant. The remaining terms of the reload option are the same as the underlying exercised option, including the original expiration dates.

  Unrestricted Stock, Restricted Stock, and Restricted Stock Units.

        The committee may also award shares of common stock, which may be subject to restrictions, and restricted stock units. The committee may establish performance goals, described below, for restricted stock and restricted stock units. Each award shall include the restrictions, period of restriction and performance goals, if applicable.

        Employees holding restricted stock may exercise full voting rights with respect to those shares during the restriction period and, subject to the committee's right to determine otherwise at grant date, will receive regular cash dividends. The committee may include dividend equivalent rights on awards of restricted stock units.

  Stock Appreciation Rights.

        SARs may be in the form of freestanding SARs or tandem SARs or any combination. Each SAR shall include the number of SARs granted, the base value for the SAR (which shall be the fair market value of Allstate common stock on the grant date), the term (which may not exceed ten years) and the exercise period. Upon exercise of a SAR, an employee will receive payment in an amount equal to the product of the excess of the fair market value on the date of exercise over the base value multiplied by the number of shares of stock with respect to which the SAR is exercised. To date, no SARs have been granted under the plan.

  Performance Units and Performance Stock.

        The committee may also award performance units and performance stock with performance goals. The extent to which the performance goals are met during the performance periods established by the committee will determine the number and/or value of performance units/stock that will be paid to employees. Payment of the value of earned performance units/stock after the end of the performance period will be made in cash or stock (or a combination of both) that has an aggregate fair market value equal to the value of the performance units/stock at the end of the performance period. Such stock may be granted subject to any restrictions the committee determines. To date, neither performance units nor performance stock have been granted under the plan.

  Other Awards.

        The committee may grant other awards which may include the payment of stock in lieu of cash (including cash payable under other Company incentive or bonus programs) and the payment of cash based on attainment of performance goals established by the committee. None of these other awards have been granted to date under the plan.

  Performance Goals.

        Certain awards under the plan may be based on achievement of performance goals. These goals are established by the committee and shall be based on one or more of the following measures: sales or revenues, earnings per share, stockholder return and/or value, funds from operations, operating income, gross income, net income, combined ratio, underwriting income, cash flow, return on equity, return on capital, return on assets, net earnings, earnings before interest, operating ratios, stock price, customer satisfaction, customer retention, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination, and may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group or other external measure.

  Other Limits on Awards.

        No more than 9,000,000 shares may be granted as restricted stock, unrestricted stock, restricted stock units or as other awards under Article 10 of the plan, combined. No more than 9,000,000 shares may be granted subject to incentive stock options, and no more than 5,000,000 shares may be granted as performance units and performance stock. The total number of shares intended to qualify for deduction under Section 162(m) of the Internal Revenue Code with respect to any one type of award that may be granted in any calendar year to any employee shall not exceed 1,200,000 shares. For purposes of this limit each of: options and SARs; restricted stock and restricted stock units; performance stock and performance units; and other awards are considered separate types of awards. The total cash award under the plan that is intended to qualify for deduction and that may be paid under Article 10 of the plan in any calendar year to any employee shall not exceed $1,200,000. The aggregate number of dividend equivalents that are intended to qualify for deduction that a employee may receive in any calendar year shall not exceed 4,800,000 dividend equivalents.

  Elective Share Withholding.

        An employee may elect to have shares withheld in an amount required to satisfy the minimum federal, state and local tax withholding requirements upon the exercise of an option or SAR, the vesting of a restricted stock or restricted stock unit award or any other taxable event. The shares withheld shall have a fair market value not to exceed the estimated tax liability of the employee with respect to the exercise or vesting.

  Loans and Guarantees.

        The committee may, to the extent permitted by applicable law, allow an employee to defer payment of all or any portion of any amount payable to Allstate with respect to any award (including any taxes) or may cause Allstate to guarantee a loan from a third party to the employee in an amount equal to all or any portion payable to Allstate.

  Transferability.

        In general, each award shall not be assignable or transferable other than by will or the laws of descent and distribution. Vested portions of non-qualified options may be transferred to certain family members or to a trust, foundation or any other entity meeting certain ownership requirements. However, in no event may a transfer be made for consideration.

  Forfeitability.

        Subject to exceptions for death, disability, and retirement, an employee will forfeit all unexercised options three months after termination of employment unless the committee determines otherwise. Unless otherwise provided by the committee, all other unvested awards shall terminate and be forfeited on the date of an employee's termination of employment or failure to achieve specific performance goals.

  Adjustments for Certain Events.

        The committee will make proportional adjustments to the maximum number of shares of common stock that may be delivered under the plan and to outstanding awards to reflect stock dividends, stock splits, reverse stock splits, share combinations, recapitalizations, mergers, consolidations, acquisitions of property, stock rights offerings, liquidations or similar events of or by Allstate. The committee may provide in awards for accelerated vesting of stock options or SARs, non-forfeiture of restricted stock and restricted stock units, and other rights in a change of control, as defined by the committee.

  Amendment of the Plan.

        The Board of Directors may amend, modify or terminate the plan at any time and in any respect, provided that no amendment shall either (1) increase the total number of shares of common stock that can be issued under the plan, (2) materially modify the requirements for participation in the plan, or (3) materially increase the benefits accruing to employees under the plan, unless in each instance the amendment is approved by the stockholders of the Company.

  Termination of the Plan.

        The plan shall remain in effect until the shares are exhausted or until such earlier time as the Board of Directors may determine. Any termination shall not materially affect any award then outstanding under the plan, without an employee's written consent, unless otherwise provided in the plan or required by applicable law.

Federal Income Tax Consequences Under the Amended and Restated 2001 Equity Incentive Plan

        The following is a general summary of the federal income tax consequences related to awards that have been or may be granted under the plan. The federal tax laws may change and the federal, state and local tax consequences for any employee will depend upon his or her individual circumstances. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

  Nonqualified Stock Options.

        Generally an employee will not have any taxable income and Allstate is not entitled to any deduction on the grant of a nonqualified stock option. Upon the exercise of the nonqualified stock option, (or, generally, upon the exercise of an incentive stock option followed by a disqualifying disposition, described below) the employee recognizes ordinary income equal to the excess of the fair market value of the shares acquired over the option exercise price, if any, on the date of exercise. Allstate is generally entitled to a deduction equal to the compensation taxable to the employee as ordinary income. Any such income may be subject to federal income, Social Security and employment tax withholding. If vested portions of non-qualified stock options are transferred under the limited circumstances allowed by the plan, any taxes payable upon a transferee's subsequent exercise of the option remain the obligation of the employee, the original option holder.

  Incentive Stock Options.

        Generally an employee does not recognize taxable income on the grant or exercise of an incentive stock option and no federal income, Social Security or employment tax will be withheld upon such grant or exercise. However, the excess of the fair market value on the date of exercise over the option exercise price will generally be included in the employee's alternative minimum taxable income and may subject the employee to alternative minimum tax.

        Upon the disposition of shares of common stock acquired on exercise of an incentive stock option more than one year after the date of exercise, and more than two years after the date of grant, the employee will recognize long-term capital gain or loss, as the case may be. This gain or loss is measured by the difference between the common stock's sale price and the exercise price. Allstate will not be entitled to a tax deduction on the grant or exercise of an incentive stock option, or on the disposition of common stock acquired upon the exercise of an incentive stock option.

        If, however, an employee disposes of the shares of common stock acquired upon the exercise of an incentive stock option either before the one year period after exercise, or before the two year period after the date of grant, the difference between the exercise price of such shares and the lesser of (i) the fair market value of the shares on the date of exercise, or (ii) the sale price, will constitute compensation taxable to the employee as ordinary income subject to federal income tax, Social Security and employment tax withholding. Allstate is generally allowed a corresponding tax deduction equal to the amount of the compensation taxable to the employee. If the sale price of common stock exceeds the fair market value on the date of exercise, the excess will be taxable to the employee as capital gain. Allstate is not allowed a deduction with respect to any such capital gain recognized by the employee.

  Use of Common Stock to Pay Option Exercise Price of Nonqualified Option.

        If an employee delivers previously acquired common stock in payment of all or part of the option exercise price of a nonqualified stock option, there will be no recognition of taxable income or loss of any appreciation or depreciation in value of the tendered common stock. The employee's tax basis in the tendered stock carries over to any equal number of the option shares received on a share-for-share fair market value basis. The fair market value of the shares received in excess of the tendered shares constitutes compensation taxable to the employee as ordinary income. Allstate may be entitled to a tax deduction equal to the compensation income recognized by the employee.

  Use of Common Stock to Pay Option Exercise Price of Incentive Stock Option.

        If an employee delivers previously acquired common stock in payment of all or part of the incentive stock option exercise price (other than stock acquired on exercise and not held for the required holding periods), the employee will not recognize as taxable income or loss any appreciation or depreciation in the value of the tendered stock after its acquisition date. The tax basis in, and capital gain holding period for, the tendered stock carries over to an equal number of option shares received on a share-for-share basis. Shares received in excess of the tendered shares have a tax basis equal to the amount paid, if any, in excess of the tendered shares and such shares' holding period will begin on the date of exercise.

        If an employee delivers previously acquired common stock that was acquired upon the exercise of an incentive stock option that was not held for the required holding periods, ordinary income will be recognized by the employee and Allstate will be entitled to a corresponding compensation deduction. The employee's basis in the shares received in exchange for the tendered shares will be increased by the amount of ordinary income recognized.

  Stock Appreciation Rights.

        An employee will not have any taxable income on the grant of stock appreciation rights. Upon the exercise of stock appreciation rights, the employee recognizes ordinary income equal to the fair market value of the shares and cash received. Allstate will be entitled to a corresponding compensation deduction.

  Unrestricted Stock, Restricted Stock and Restricted Stock Units.

        Generally an employee will not have any taxable income on the grant of restricted stock and restricted stock units. When restrictions lapse on restricted stock, the employee will recognize ordinary income in an amount equal to the fair market value of the shares. An employee may elect to be taxed at the time of grant, in which case the employee will recognize ordinary income on the date of grant equal to the fair market value of the shares on the grant date. With respect to restricted stock units, an employee recognizes ordinary income equal to the fair market value of the shares received upon conversion of the units into shares of common stock. An employee will recognize ordinary income on the grant date of stock, in an amount equal to the fair market value of the stock on the grant date. Allstate generally will be entitled to a deduction at the time and in the amount that an employee recognizes ordinary income.

Other Information

  New Plan Benefits Resulting From Amendment.

        It is not possible at this time to determine the benefits or amounts of awards that will be made in the future as a result of the increased number of shares of common stock authorized for issuance and the other revised provisions of the plan included in this amendment.

  Options Granted Under the Existing Plan.

        Since the initial approval of the plan in 2001 through March 15, 2006, the following number of stock options have been granted to the individuals and groups described in the table. No other options have been granted to any other individuals or groups under the plan.

Name and Position/Group	Number of Shares of Common Stock Underlying Options Granted
Named Executive Officers
Edward M. Liddy (Chairman and Chief Executive Officer)	2,369,878
Danny L. Hale (Vice President and Chief Financial Officer)	404,900
Eric A. Simonson (President, Allstate Investments, LLC)	409,164
Casey J. Sylla (President, Allstate Financial)	608,604
Thomas J. Wilson, II (President and Chief Operating Officer)	941,665
All current executive officers as a group(1)	6,972,342
All other employees, including all current officers who are not executive officers, as a group	25,403,052

(1)	All current reporting officers under Section 16(a) of the Securities and Exchange Act of 1934, as amended, which includes the Named Executive Officers.

        The Board unanimously recommends that stockholders vote for the approval of The Allstate Corporation Amended and Restated 2001 Equity Incentive Plan. The text of the entire plan is set forth in Appendix C.

Item 4
Approval of The Allstate Corporation
2006 Equity Compensation Plan for Non-Employee Directors

        We are asking stockholders to approve The Allstate Corporation 2006 Equity Compensation Plan for Non-Employee Directors, which was approved by the Board of Directors on March 14, 2006 subject to approval by the stockholders at the 2006 Annual Meeting of Stockholders. The plan will become effective upon stockholder approval. The plan is intended to replace the Company's current Equity Incentive Plan for Non-Employee Directors, which was approved by stockholders on May 21, 1996 and will expire by its terms on May 21, 2006, ten years from the date of initial approval and adoption by the stockholders of the Company.

        The Board believes that it is desirable and appropriate for a portion of a non-employee director's compensation to continue to be paid in the form of equity.

        The following is a summary of the material features of the plan and is qualified in its entirety by reference to Appendix D, which contains the complete plan document.

Summary of the Plan

  Purpose.

        The purpose of the plan is to align the long-term personal interests of the directors with the interests of the Company's stockholders and customers. In addition, the plan is intended to help motivate, attract and retain highly qualified persons to serve as directors of the Company.

  Shares Available Under the Plan.

        The maximum number of 600,000 shares of common stock would be available for issuance under the plan. Awards may be granted under the plan from authorized but unissued shares, treasury stock, or shares purchased on the open market. As of March 15, 2006, the closing price of the Company's common stock as reported on the New York Stock Exchange Composite Tape was $54.85.

  Eligibility.

        Each director of the Company who is not also an officer or employee of the Company or its subsidiaries (a "Non-Employee Director") is eligible to participate in the plan. With the exception of Mr. Liddy, all of the nominees for election as directors of the Company at the 2006 Annual Meeting are Non-Employee Directors and will be eligible for awards under the plan.

  Administration.

        The plan will be administered by the Company's Nominating and Governance Committee, or such other committee as the Board selects. Each member of the committee is a Non-Employee Director not eligible to participate in any other Company equity compensation plan. The plan provides that the committee shall recommend to the full Board the size, type and terms of awards to be made under the plan. The committee has the authority to interpret the plan and to establish or amend any rules for its administration.

  Types of Awards.

        The plan provides for awards of stock options, restricted stock, restricted stock units (RSUs), stock and election shares.

  Stock Options.

        The plan provides that stock options may be granted to a Non-Employee Director as determined by the Board upon recommendation of the committee in such number and upon terms and conditions consistent with the plan. Under the Company's current Equity Incentive Plan for Non-Employee Directors, an annual grant of stock options to purchase 4,000 shares of common stock is automatically granted on June 1 to each Non-Employee Director serving on the Board on such date. A pro-rated award was provided for newly appointed Non-Employee Directors and Non-Employee Directors required to retire pursuant to the Board's mandatory retirement policy in the upcoming year. The Board has no discretion as to stock option grants under the current plan. The Board believes that the discretion provided under the plan to determine the amount of awards and whether a stock option award is granted each year will provide greater flexibility and enable it to determine the appropriate timing and circumstances for each grant.

        Each stock option award granted under the plan shall specify the option exercise price (which may not be less than the fair market value of Allstate common stock on the date of grant), its term (which may not exceed ten years), vesting schedule (unless otherwise determined by the Board, stock options shall vest in three equal installments on the first, second and third anniversaries of the date of grant) and any rights to dividend equivalents. Outstanding stock option grants may not be amended for the sole purpose of reducing the option exercise price.

        Stock options may be exercised by delivery of a written notice of intent to purchase a specific number of shares subject to the option terms. The exercise price for the shares must be paid in full at the time of exercise. Payment may be made in cash, by tendering previously acquired shares of common stock, by simultaneous sale through a broker of common stock acquired on exercise, by share withholding, or any combination of the foregoing.

        Upon the director's retirement pursuant to the Board's mandatory retirement policy, the unvested portions of outstanding stock options shall fully vest. Termination of Board service for any other reason shall result in expiration of all outstanding unvested stock options. Outstanding vested stock options shall expire five years after a Non-Employee Director's termination from the Board due to retirement pursuant to the Board's mandatory retirement policy, two years after a Non-Employee Director's termination from the Board due to death or disability, or three months after termination of service on the Board for any other reason.

        In the event of a change of control of the Company, as defined by the Board, the successor corporation may either assume outstanding stock options or substitute substantially equivalent stock options. If stock options are neither assumed nor substituted, then all outstanding and unvested stock options shall become immediately exercisable and shall terminate if not exercised as of the date of the change of control or other prescribed time period.

  Restricted Stock and Restricted Stock Units.

        The plan provides that restricted stock and/or restricted stock units may be granted to a Non-Employee Director as determined by the Board upon recommendation of the committee. Under the current plan, on December 1 of each year 2,000 RSUs are automatically granted to each Non-Employee Director serving on that date who has so served since June 1 of the same year. Prorated awards for newly appointed Non-Employee Directors and Non-Employee Directors ceasing to serve on the Board are prescribed in the current plan. The Board has no discretion as to awards of RSUs under the current plan. As described in the above section, the Board believes that the discretion provided under the plan to determine the amount of awards and whether a restricted stock or RSU award is granted each year will provide greater flexibility and enable it to determine the appropriate timing and circumstances for each grant.

        Each award of restricted stock or RSUs shall specify the number, the period or periods of restriction, the conditions of forfeitability and whether cash dividends or dividend equivalents are provided for in the award. Restricted stock shall become freely transferable and no longer subject to forfeiture after the last day of the applicable period of restriction. Unless otherwise determined by the Board upon recommendation of the committee, the period of restriction with respect to restricted stock and RSUs shall lapse on the earlier of the date of the Non-Employee Director's death or disability, and the first anniversary of the date on which the Non-Employee Director is no longer a member of the Board. Payment of vested RSUs shall be made following the end of the restriction period in either cash or shares of common stock with a fair market value equal to the value of the units at the end of the restriction period. Unless the Board determines otherwise, Non-Employee Directors holding restricted stock may exercise full voting rights with respect to those shares during the restriction period.

        In the event of a change of control of the Company, as defined by the Board, the successor corporation may either assume outstanding RSUs or substitute substantially equivalent RSUs. If RSUs are neither assumed nor substituted, then all outstanding RSUs shall be immediately payable in shares of common stock upon consummation of the change of control.

  Election to Receive Stock-In-Lieu of Retainer.

        In lieu of receiving the annual and committee chair retainer fees payable for service as a Non-Employee Director during any period beginning on June 1 and continuing to the following May 31 (or such other period for which cash compensation is paid to Non-Employee Directors) in cash, a Non-Employee Director may irrevocably elect in writing to reduce, in ten percent increments, the cash retainer fees and receive shares with a fair market value equal to the amount by which the cash retainer fees were reduced. The election must be made no later than five business days prior to the period to which the election relates and will remain in effect until revoked or changed for a prospective period. Shares shall be issued on the first day of the period to which the election relates and is effective. Only whole shares may be issued; fractional shares are payable in cash.

  Other Awards.

        The Board, upon recommendation of the committee, may issue stock free of any forfeiture or transferability restrictions, and may also grant other awards and determine the manner and timing of payment under or settlement of these awards.

  Adjustments for Certain Events.

        In the event of any merger, reorganization, consolidation, stock dividend, spin-off, stock split, reverse stock split, or other similar events of or by the Company, an adjustment will be made to the maximum number and class of shares which may be issued under the plan, as well as to outstanding awards, as may be determined as appropriate and equitable by the Board upon recommendation of the committee.

  Transferability.

        In general, each award shall not be assignable or transferable other than by will or the laws of descent and distribution. Vested portions of stock options may be transferred to certain family members or to a trust, foundation or any other entity meeting certain ownership requirements. However, in no event may a transfer be made for consideration.

  Amendment of the Plan.

        The Board of Directors may amend, modify or terminate the plan at any time and in any respect, provided that no amendment shall either (1) increase the total number of shares of common stock that can be issued under the plan, (2) materially modify the requirements for participation in the plan, or

(3) materially increase the benefits accruing to Non-Employee Directors under the plan, unless in each instance the amendment is approved by the stockholders of the Company.

Federal Income Tax Consequences Under the 2006 Equity Compensation Plan for Non-Employee Directors

        The following is a general summary of the federal income tax consequences related to awards that may be granted under the plan. The federal tax laws may change and the federal, state and local tax consequences for any Non-Employee Director will depend upon his or her individual circumstances.

  Stock Options.

        Generally a Non-Employee Director will not have any taxable income and Allstate is not entitled to any deduction on the grant of a stock option. Upon the exercise of the stock option, the Non-Employee Director recognizes ordinary income equal to the excess of the fair market value of the shares acquired over the option exercise price on the date of exercise. Allstate is generally entitled to a deduction equal to and at the same time as the Non-Employee Director recognizes ordinary income. If vested portions of stock options are transferred under the limited circumstances allowed by the plan, any taxes payable upon a transferee's subsequent exercise of the option remain the obligation of the Non-Employee Director, the original option holder.

  Use of Common Stock to Pay Option Exercise Price of a Stock Option.

        If a Non-Employee Director delivers previously acquired common stock in payment of all or part of the option exercise price of a stock option, the Non-Employee Director will not, as a result of such delivery, recognize taxable income or loss of any appreciation or depreciation in value of the tendered common stock. The Non-Employee Director's tax basis in the tendered stock carries over to any equal number of the option shares received on a share-for-share fair market value basis. The fair market value of the shares received in excess of the tendered shares constitutes compensation taxable to the Non-Employee Director as ordinary income. Allstate may be entitled to a tax deduction equal to the compensation income recognized by the Non-Employee Director, and at the same time such income is recognized.

  Restricted Stock and Restricted Stock Units.

        Generally a Non-Employee Director will not have any taxable income on the grant of restricted stock and restricted stock units. When restrictions lapse on restricted stock, the Non-Employee Director will recognize ordinary income in an amount equal to the fair market value of the shares. A Non-Employee Director may elect to be taxed at the time of grant, in which case he or she will recognize ordinary income on the date of grant equal to the fair market value of the shares on the grant date. With respect to restricted stock units, a Non-Employee Director recognizes ordinary income equal to the fair market value of the shares received upon conversion of the units into cash or shares of common stock. A Non-Employee Director will recognize ordinary income on the grant date of stock, in an amount equal to the fair market value of the stock on the grant date. Allstate generally will be entitled to a deduction at the time and in the amount that a Non-Employee Director recognizes ordinary income.

Other Information

  New Plan Benefits.

        It is not possible at this time to determine the benefits or amounts of awards that will be made in the future under the plan. However, subject to stockholder approval of the new plan and consistent with past practices under the current plan, the Board at this time intends to provide each Non-Employee Director with equity compensation for 2006 consisting of an award on June 1, 2006 of a stock option, with a ten-year option term, to purchase 4,000 shares of common stock with an option exercise price equal to the fair market value of a share of common stock on the grant date and an award on December 1, 2006 of 2,000 restricted stock units.

        The table below sets forth the awards that will be received by the Company's Non-Employee Directors as a group during 2006 under the plan if the plan is approved and the Board proceeds with its planned awards. No other groups, such as executive officers or employees, are eligible to receive awards under the plan.

New Plan Benefits
2006 Equity Compensation Plan for Non-Employee Directors

Name and Position	Number of Shares Underlying Options anticipated to be Granted	Number of RSUs anticipated to be Granted(1)
All current non-employee directors as a group	40,000	20,000

(1)	The grant date value of each RSU is not available at this time. It will be equal to the fair market value of a share of the Company's common stock on the date of grant, anticipated to be December 1, 2006. The fair market value of a share of the Company's common stock on December 1, 2005 was $56.30, which for comparison purposes, would result in a dollar value equal to $1,126,000 for 20,000 restricted stock units.

        The Board unanimously recommends that stockholders vote for the approval of The Allstate Corporation 2006 Equity Compensation Plan for Non-Employee Directors. The text of the entire plan is set forth in Appendix D.

Item 5
Stockholder Proposal on
Director Election Majority Vote Standard

        The Massachusetts Laborers' Pension Fund, 14 New England Executive Park, Suite 200, P.O. Box 4000, Burlington, Massachusetts, 01803, registered owner of 6,460 shares of Allstate common stock as of October 20, 2005, intends to propose the following resolution at the Annual Meeting.

Resolved: That the shareholders of Allstate Insurance ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement: Our Company is incorporated in Delaware. Delaware law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in a corporation's certificate or bylaws, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors."

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company's director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company's current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are "withheld" from that nominee. The majority vote standard would require that a director receive a majority of the votes cast in order to be elected to the Board.

The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh and McClennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support for this important director election reform.

The Board unanimously recommends that stockholders vote against this proposal for the following reasons:

        The initial impression of many is that majority voting is a good idea. And it may be in an election between two candidates for a single position. When majority voting is applied in the context of board of directors elections, however, serious difficulties can arise including the possibility of "failed" elections and directors who remain in office under current statutory "holdover" provisions, both of which are discussed in more detail below. The Board therefore believes that maintaining the existing plurality vote standard together with our recently adopted Majority Votes in Director Elections Policy is preferable to the majority vote standard called for in the proposal.

        The plurality vote standard, established as the default under the law of Delaware, the state in which The Allstate Corporation and over half of all U.S. publicly-traded companies are incorporated, provides that the nominees who receive the most affirmative votes are elected to serve as directors. Under the plurality vote standard, in every election since Allstate was spun off from Sears, Roebuck and Co. in 1995, every Allstate director nominee has received an affirmative vote of greater than 94 percent of the shares cast.

        Despite that history, the Board has been mindful of recent governance developments on the subject of majority-voting in the election of directors and has examined the issue very closely. When shareholders cast more "withheld" votes than "for" votes with regard to a director, we believe that Nominating and Governance Committee and the Board should very deliberately reconsider whether it is appropriate for the director to remain on the Board. The controversy leading to a majority-withheld vote may suggest the director should not serve out his or her term. However, if the controversy is most effectively addressed by changes in strategy, policy or management and if the director's particular qualifications mean that Allstate would be best served by his or her on-going service on the Board, then we believe the director should continue to serve. Accordingly, earlier this year we adopted the Majority Votes in Director Elections Policy (the "Policy"), a copy of which is attached as Appendix A.

        As summarized in our Corporate Governance Guidelines, our Policy provides:

  In any uncontested election of Directors, any nominee for Director who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election (a "Majority Withheld Vote") will promptly tender his or her resignation to the Chairman of the Board following the receipt and communication of the inspector of election's certification of shareholder vote results.

  The Nominating and Governance Committee maintains a process to assess the resignation and will recommend to the Board whether to accept or reject it.

  The Board will act on the Nominating and Governance Committee's recommendation no later than 60 days following the date of the shareholders' meeting which prompted the tendered resignation. The Board will consider the factors considered by the Nominating and Governance Committee and such additional information and factors that the Board believes to be relevant to the Company's and shareholders' best interests. Shortly following the Board's action, the Company will file a Form 8-K with the Securities and Exchange Commission describing the Board's decision.

  The Board believes this policy enhances its accountability to shareholders by formalizing the consequences of a Majority Withheld Vote and demonstrating its responsiveness to director election results while at the same time protecting the long-term interests of the Company and its shareholders.

        We believe our Policy provides a solution to a majority-withheld vote that is more complete and meaningful than the majority vote standard called for in the proposal. The majority vote standard in the proposal does not address the consequences of a failed election where an insufficient number of director nominees receive the requisite majority vote. In addition, the majority vote standard called for in the proposal does not address the consequences of the "holdover" provision of Delaware law that an incumbent director holds office until a successor is elected and qualified—which effectively means that an incumbent director could not be forced off the Board under a majority vote standard until the next annual meeting. In contrast, our Policy avoids the failed election problem and provides a step-by-step process to be followed in the event an incumbent director does not receive a majority of the votes cast for his or her election. Other significant negative consequences not addressed by the majority vote standard called for in the proposal include the possible triggering of adverse "change of control" contractual provisions as well as the possible failure to comply with New York Stock Exchange or other requirements for maintaining independent directors or directors with particular qualifications.

        An American Bar Association committee is currently examining the myriad of issues raised by the possibility of changing the voting standard of the Model Business Corporation Act related to the election of directors. While Delaware is not a "Model Act" state, its lawmakers will undoubtedly study the final recommendations issued by the ABA committee. The committee issued its Preliminary Report on January 17, 2006 and is currently seeking comments on the proposals contained in its report. The committee declined to propose a wholesale change to the statutory plurality vote default standard, opting instead to recommend changes to existing statutory code provisions that would facilitate alternative director election systems, such as the Policy we have adopted.

        We will continue to monitor developments in Delaware law on the subject of director elections. In the meantime, we believe our Policy addresses the problems inherent in a plurality vote standard while also avoiding the problems posed by a majority vote standard.

        For the reasons stated above, the Board recommends a vote against this proposal.

Item 6
Stockholder Proposal on Simple Majority Vote

        Mr. Emil Rossi, P.O. Box 249, Boonville, California, 95415, registered owner of 6,094 shares of Allstate common stock as of October 14, 2005, intends to propose the following resolution at the Annual Meeting.

6—Adopt Simple Majority Vote

Resolved: Shareholders recommend that our Board of Directors take each step necessary for a simple majority vote to apply on each issue that can be subject to shareholder vote to the greatest extent possible.

Emil Rossi, P.O. Box 249, Boonville, Calif. 95415 submitted this proposal.

        75% yes-vote

This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

        End Potential Frustration of the Shareholder Majority

Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring a 67% vote to amend our company's bylaws, if 66% vote yes and only 1% vote no—only 1% could force their will on the overwhelming 66% majority.

This proposal does not address a majority vote standard in director elections which is gaining increased support as a separate topic.

        Progress Begins with One Step

It is important to take a step forward in corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were far from impeccable. For instance in 2005 it was reported (and certain corresponding concerns are noted):

  •
  The Corporate Library (TCL), an independent investment research firm in Portland, Maine rated our company:

    "D" in Overall Board Effectiveness
    "D" in CEO Compensation—$26 million
    "D" in Shareholder responsiveness
    "F" in Accounting
    Overall Governance Risk Assessment = High

  •
  We had no Independent Chairman or Lead Director—Independent oversight concern.

  •
  A 67% shareholder vote was required to make certain key changes—Entrenchment concern.

  •
  Cumulative voting was not permitted.

  •
  Poison pill: In response to a 2003 shareholder proposal, Allstate adopted a policy requiring poison pill shareholder approval, but allowing the board to override the policy and adopt a pill without shareholder approval. According to The Corporate Library, this "override" provision undermines the shareholder approval requirement.

Additionally:

  •
  Our complete Board met only 6 times in a full year—Commitment concern.

  •
  Eight directors were allowed to hold from 4 to 6 director seats each—Over-extension concern.

  •
  Four of our directors were designated "problem directors" by The Corporate Library:

  1)
  James Andress—because he chaired the committee that set executive compensation at Dade Behring Holdings, which received a CEO Compensation rating of "F" by TCL.

  2)
  Ed Brennan—because he chaired the committee that set executive compensation at 3M Company which received a CEO compensation grade of "F" by TCL.

  3)
  W. James Farrell—due to his membership on the board of UAL Corporation which filed for bankruptcy.

  4)
  Ronald LeMay—due to the settlement of a shareholder lawsuit at Sprint Corp. where he served as director.

        One Step Forward

The above practices reinforce the reason to take one step forward and adopt simple majority vote.

Adopt Simple Majority Vote
Yes on 6

The Board unanimously recommends that stockholders vote against this proposal for the following reasons:

        The proposal seeks changes in the Company's certificate of incorporation and by-laws to eliminate provisions that require a two-thirds vote for certain stockholder actions. Unlike some other companies, The Allstate Corporation only has two such provisions in its organizational documents: a two-thirds affirmative vote requirement to amend the by-laws and a two-thirds affirmative vote requirement to remove a director prior to the next annual meeting, which provision can only be changed by a two-thirds affirmative vote. We believe a two-thirds vote requirement for these important corporate governance provisions is both reasonable and appropriate.

        Delaware law provides that a corporation's business and affairs should be managed by, or under the direction of, a board of directors. The Company's independent board serves as the stockholders' representatives, required by law to protect the interests of all stockholders. It is not practical or appropriate for stockholders to be actively involved in matters reserved for the board. Instead, a principal role of the stockholders is to elect the board, a role that has been further strengthened for our stockholders with the adoption of our Majority Votes in Director Elections Policy, a copy of which is attached as Appendix A.

        Stockholder action to amend the by-laws, therefore, should normally be a rare occurrence. If fundamental decisions are to be made that will affect the Company's longstanding governing principles and stockholder rights, a two-thirds vote requirement is an important safeguard for stockholders. Lowering the voting threshold could lead to by-law changes that negatively impact a significant percentage of stockholders who did not agree with a particular action and had been relying on the original provisions when they made their investment.

        A reduction in the two-thirds vote requirement for these two key provisions could also weaken the independent board's ability to preserve and maximize value for all stockholders in an unsolicited takeover attempt. The two-thirds vote requirement on these provisions would not preclude a takeover offer. However, the provisions serve in part to encourage potential acquirers to negotiate with the board rather than just a few large stockholders whose interests might diverge from those of the other stockholders. Thus, they help the board ensure that all stockholders are treated fairly.

        The proposal does not address these issues. Instead, the proposal cites to stockholder votes on other proposals at unnamed companies without describing the number or type of provisions in the organizational documents of those companies that require more than a majority vote. Such vague comparisons are meaningless. Formulaic approaches to what should be contained in a company's organizational documents should be rejected in favor of considering specific provisions and the impact of those provisions on that particular company and its stockholders.

        In addition, the proposal relies on unjustified criticisms of Allstate's corporate governance practices to support its position. We strongly disagree with the assertions in the proposal and fundamentally dispute the analysis and conclusions drawn by The Corporate Library. The Corporate Library admits that its proprietary rating "is not based on compliance with conventional best practice standards" but is derived from the presence or absence of what it believes are "statistically significant indicators of relative board strength or weakness." We will continue to adhere to exemplary best practices in corporate governance.

        We are very proud of our governance practices that have once again in 2005 supported the Company's ability to increase value for its stockholders and earn a profit despite contending with three of the ten most costly disasters in U.S. history.

        Many highly respected third-party governance research firms have found our governance practices to be exemplary. As of February 23, 2006, Institutional Shareholder Services rated Allstate as outperforming 83% of the companies in the S&P 500 Index and 97% of the companies in the insurance industry market index. GovernanceMetrics International rated Allstate a perfect "10" out of 10 in its July 2005 rating analysis. Lastly, Moody's Investor Services stated in its December 2005 Corporate Governance Assessment report that Allstate has had "strong corporate governance practices in place for over a decade." Moody's also noted that Allstate adopted practices early that "have now become the corporate norm, including executive sessions at the board and committee levels and detailed board evaluations."

        The retention of Allstate's two instances of a two-thirds vote requirement in its organizational documents is in the best interests of the Company and its stockholders.

        For the reasons stated above, the Board recommends a vote against this proposal.

Executive Compensation

        The following Summary Compensation Table sets forth information on compensation earned in 2003, 2004 and 2005 by Mr. Liddy (Allstate's Chief Executive Officer) and by each of Allstate's four most highly compensated executive officers (with Mr. Liddy, the "named executive officers").

Summary Compensation Table
	Annual Compensation					Long Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock and RSU Awards ($)(3)	Securities Underlying Options (#)(4)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)
Edward M. Liddy	2005	1,163,751		538,351	113,781	1,844,313	465,878	1,619,750	5,331
(Chairman and Chief	2004	1,119,993		3,677,834	106,592	1,838,400	272,000	2,325,000	10,351
Executive Officer)	2003	1,078,746		3,883,488	63,346	2,256,380	272,000	4,806,935	10,080
Danny L. Hale	2005	560,007		172,706	710	478,229	59,600	420,000	5,374
(Vice President and Chief	2004	540,003		1,182,173	3,502	477,984	70,300	-0-	10,351
Financial Officer)	2003	517,391		1,341,739	273,568	1,558,498	173,000	152,934	10,079
Eric A. Simonson	2005	539,499		667,467	710	456,308	56,864	360,000	5,331
(President, Allstate	2004	509,997		826,626	710	436,620	64,300	271,875	101
Investments, LLC)	2003	472,500		809,053	230,816	521,192	63,000	252,000	10,080
Casey J. Sylla	2005	582,753		795,715	710	580,215	72,304	549,996	5,250
(President, Allstate Financial)	2004	564,999		645,171	710	579,096	95,000	343,500	10,280
	2003	540,996		592,812	710	740,474	89,000	714,524	10,080
Thomas J. Wilson, II	2005	749,170	(7)	254,105	56,711	2,345,872	247,828	690,137	5,278
(President and Chief	2004	652,752		1,736,347	1,607	657,228	97,100	388,500	10,285
Operating Officer)	2003	624,996		1,293,291	1,288	838,992	126,845	845,066	10,028

(1)
Amounts earned under Allstate's Annual Executive Incentive Compensation Plan and Allstate's Annual Covered Employee Incentive Compensation Plan are paid in the year following performance unless they exceed specified limits under the plans. Amounts in excess of the limits are automatically deferred and will be paid pursuant to the terms of The Allstate Corporation Deferred Compensation Plan, which is described below on page 44. The amount paid to Mr. Hale in 2003 included a sign-on bonus of $100,000 that he received in connection with joining Allstate in January 2003.

(2)
Amounts attributable to Mr. Liddy for 2003, 2004 and 2005 include $36,429, $80,616 and $86,867, respectively, and amounts attributable to Mr. Wilson for 2005 include $26,672 for the incremental cost to the Company for these executives' personal use of the corporate aircraft pursuant to the Board's request to senior management to maximize use of the aircraft to cope with emergency and other special situations and avoid the risks of commercial air travel. Amounts attributable to Messrs. Hale and Simonson for 2003 include $167,637 and $162,138, respectively, for relocation-related payments in connection with their joining Allstate, including tax gross-up payments payable on the relocation expense reimbursements. Mr. Hale also received a tax-gross up payment related to his sign-on bonus. Other perquisites include a cellular phone, car service, spousal travel for business purposes, tax preparation services, financial planning services and car allowance. The remainder of the amounts for each of the named executives represents tax gross-up payments attributed to income taxes payable on certain travel benefits and tax return preparation fees.

(3)
The grant date value of the 2005 restricted stock unit (RSU) award held by each named executive officer is provided in the table above. Each RSU corresponds to one share of Allstate stock and entitles the executive to receive one share of Allstate stock on the conversion date. The table below shows the value of all restricted stock and RSU awards held by the named executive officers at the December 30, 2005 closing price of $54.07 per share. The 2005 RSU awards convert in total on February 22, 2009. For each of the named executives except Messrs. Hale and Simonson, the restricted shares from prior awards column in the table below includes the February 2003 award of restricted stock that vests in total on February 14, 2007 and the February 2004 award of restricted stock that vests in total on February 14, 2008. In addition to the February 2003 and 2004 awards, Messrs. Hale and Simonson each received an award of restricted stock when they joined Allstate in January 2003 and July 2002, respectively. Mr. Hale's award vests in total on January 7, 2007 and Mr. Simonson's award vests in total on July 29, 2007. Dividends are paid on the restricted stock shares and cash dividend equivalents are paid on RSUs in the same amount and at the same time as dividends paid to all other owners of Allstate common stock. The dollar value of the dividends and dividend equivalents paid on the aggregate restricted stock and RSUs in 2005 is shown below.

Named Executive	Restricted Shares from Prior Awards Held as of 12/31/05	RSUs Granted in 2005	Aggregate of all Restricted Stock and RSU holdings at 12/31/05 Market Value	Value of 2005 Dividends and Dividend Equivalents paid on Restricted Shares and RSUs
Edward M. Liddy	111,000	35,083	$7,898,708	$171,320
Danny L. Hale	54,500	9,097	$3,438,690	$ 76,313
Eric A. Simonson	45,900	8,680	$2,951,141	$ 65,249
Casey J. Sylla	35,900	11,037	$2,537,884	$ 55,112
Thomas J. Wilson, II	40,700	41,818	$4,461,748	$ 74,613

(4)
The 2005 option awards are set forth below in the table titled "Option Grants in 2005".

(5)
Amounts earned under Allstate's Long-Term Executive Incentive Compensation Plan are paid in the year following the end of the performance cycle unless they exceed specified limits under the plan. Amounts in excess of the limits are automatically deferred and will be paid pursuant to the terms of The Allstate Corporation Deferred Compensation Plan.

(6)
Each of the named executive officers participated in group term life insurance and in Allstate's profit sharing plan, a qualified defined contribution plan sponsored by Allstate. The amounts shown represent the premiums paid for the group term life insurance by Allstate on behalf of each named executive officer and the value of the allocations to each named executive's account as employer matching contributions to the profit sharing plan.

(7)
On May 17, 2005, Mr. Wilson was elected President and Chief Operating Officer of The Allstate Corporation, effective as of June 1, 2005. In connection with his election, Mr. Wilson's annual base salary was increased to $800,000.

Option Grants in 2005

        The following table is a summary of all Allstate stock options granted to the named executive officers during 2005. Individual awards are listed separately. In addition, this table shows the present value of the stock options on the grant date:

Name	Number of Securities Underlying Options Granted (#)(1)		% of Total Options Granted to all Employees in 2005	Exercise or Base Price (per share)	Expiration Date	Grant Date Present Value($)(4)
Edward M. Liddy	229,840		5.60	$52.57	2/22/2015	3,367,156
	26,622	(2)	0.65	$57.29	8/15/2006	48,984
	65,364	(2)	1.59	$61.39	8/14/2007	447,090
	144,052	(2)	3.51	$56.96	5/18/2010	1,989,358
Danny L. Hale	59,600		1.45	$52.57	2/22/2015	873,140
Eric A. Simonson	56,864		1.38	$52.57	2/22/2015	833,058
Casey J. Sylla	72,304		1.76	$52.57	2/22/2015	1,059,254
Thomas J. Wilson, II	98,976		2.41	$52.57	2/22/2015	1,449,998
	100,000	(3)	2.43	$58.47	6/1/2015	1,847,000
	48,852	(2)	1.19	$59.93	5/18/2010	714,705

(1)
With the exception of the "reload options" described in footnote (2), these options become exercisable in four annual installments on the anniversary of the grant date, were granted with an exercise price equal to the fair market value of Allstate's common stock on the date of grant, expire ten years from the date of grant, and include tax withholding rights. Tax withholding rights permit the option holder to elect to have shares withheld to satisfy minimum federal, state and local tax withholding requirements. Option holders may exchange shares previously owned to satisfy all or part of the exercise price. The vested portions of all the options may be transferred during the holder's lifetime to, or for the benefit of, family members. Any taxes payable upon a transferee's subsequent exercise of the option remain the obligation of the original option holder.

(2)
Reload options granted to replace shares tendered in payment of the exercise price of prior option awards. These reload options are subject to the same vesting terms and expiration date as the original options including becoming exercisable in three or four annual installments beginning one year after the reload option grant date. The exercise price for the reload options is equal to the fair market value of Allstate's common stock on the reload option grant date. For option awards granted after 2003, the Compensation and Succession Committee eliminated the reload feature and no new option awards will be made that contain a reload feature.

(3)
This option award was granted in connection with Mr. Wilson's promotion to President and Chief Operating Officer on June 1, 2005.

(4)
Grant date present value was determined using the binomial lattice model, which is a widely used framework for calculating the fair value of an option using discounted cash flows. A lattice model is a flexible, iterative approach designed to capture the valuation impact of the unique aspects of employee stock options. The binomial lattice model relies on several key assumptions including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return during the contractual period of the option, and exercise and termination behavior. In calculating the grant date present values set forth in the table, the volatility inputs are derived from historical volatility information for the Company's common stock and implied volatility of exchange-traded options; the dividend yield is based on the annual dividend rate and the risk-free rate of return is based on the U.S. Treasury yield curve, both as in effect at the time of grant; and option exercise and employee termination behavior is based on the Company's historical data. These assumptions produced the following model inputs in connection with the calculation of the grant date present values set forth in the table. The expected term, as shown below, is derived from the output of the binomial lattice model and represents the period of time that options are expected to be outstanding.

Binomial
Lattice Model Assumptions, Inputs and Expected Term

Grant Date	Expiration Date	Volatility	Dividend Yield	Risk-Free Rate of Return	Expected Term
02/22/2005	02/22/2015	17.99-30.00%	2.44%	2.43-4.29%	7.5 years
05/05/2005	08/15/2006	17.23-17.46%	2.24%	2.60-3.36%	0.2 years
06/01/2005	06/01/2015	16.50-30.00%	2.19%	2.79-3.91%	9.7 years
06/17/2005	05/18/2010	12.78-30.00%	2.14%	2.79-3.88%	6.2 years
07/14/2005	08/14/2007	14.70-30.00%	2.08%	3.04-3.86%	2.2 years
08/29/2005	05/18/2010	20.17-30.00%	2.25%	3.36-4.01%	5.0 years

Option Exercises in 2005 and Option Values on December 31, 2005

        The following table shows Allstate stock options that were exercised during 2005 and the number of shares and the value of unexercised options as of December 31, 2005 for each named executive officer:

	Option Exercises in 2005			Number of Securities Underlying Unexercised Options at 12/31/05 (#)		Value of Unexercised In-the-Money Options at 12/31/05 ($)(1)
Name	Shares Acquired On Exercise (#)		Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Edward M. Liddy	484,344	(2)	14,352,431	1,641,500	943,378	27,185,795	7,875,515
Danny L. Hale	–0–		–0–	54,075	248,825	956,118	2,931,585
Eric A. Simonson	–0–		–0–	110,075	199,089	1,936,878	2,282,911
Casey J. Sylla	210,502		5,031,660	268,300	225,034	4,562,406	2,448,901
Thomas J. Wilson, II	114,423		3,709,855	582,036	418,400	9,720,312	2,827,803

(1)
Value is based on the $54.07 closing price of Allstate common stock on December 30, 2005, minus the exercise price.

(2)
These options were exercised in accordance with a pre-set trading plan intended to meet the requirements of Rule 10b5-1(c) of the Securities and Exchange Act of 1934, as amended. Mr. Liddy's plan was entered into on August 5, 2004.

Long-Term Incentive Plan Awards in 2005

        The following table details the awards made in 2005 under the Long-Term Executive Incentive Compensation Plan. Awards represent a potential cash incentive to be paid in the year following the completion of a three-year performance cycle to the extent the performance goals are achieved.

			Estimated Future Payouts Under Non-Stock Price-Based Plans ($)(1)
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Payout
			Threshold	Target	Maximum
Edward M. Liddy	$1,751,488	1/1/05-12/31/07	-0-	$1,751,488	$5,254,463
Danny L. Hale	$436,003	1/1/05-12/31/07	-0-	$436,003	$1,308,010
Eric A. Simonson	$415,997	1/1/05-12/31/07	-0-	$415,997	$1,247,990
Casey J. Sylla	$570,000	1/1/05-12/31/07	-0-	$570,000	$1,710,000
Thomas J. Wilson, II	$918,616	1/1/05-12/31/07	-0-	$918,616	$2,755,858

(1)
Target awards are set for participants at the beginning of each cycle based on a percentage of annual salary at the beginning of the cycle. There are three performance goals for the 2005-2007 cycle. The first performance goal comprises 50% of the total potential award and is based on an adjusted return on equity measure compared to the three-year average return on equity of a group of peer property/casualty and financial services companies. No payment based on the return on equity goal will be made unless the adjusted return on equity exceeds the average rate of return on three-year Treasury notes over the three-year cycle, plus 200 basis points. The second performance goal is a measurement of growth in Allstate Protection policies in force, a key measurement used in the property/casualty insurance business. This goal is weighted to account for 25% of the total potential award. The third performance goal is based on a measurement of growth in premiums and deposits in the Allstate Financial business unit, which is a key measurement used in the life insurance business. If the maximum level of performance is achieved for all three performance goals, the award would be 300% of the participant's target award.

Pension Plans

        The Allstate Retirement Plan is a funded, tax-qualified, non-contributory, defined benefit pension plan that provides a retirement benefit to certain employees, including the named executive officers. The following table shows the estimated total annual benefits payable to each of the named executive officers, excluding Mr. Hale, upon retirement, pursuant to the final average pay benefit formulas under the Allstate Retirement Plan and the unfunded Supplemental Retirement Income Plan combined, based on the specific eligible compensation and years of credited service. Benefits shown below are based on retirement at age 65 and stated as a straight life annuity payment option.

Pension Plan Table—Final Average Pay Benefit Estimated Total Annual Benefits Payable

	Years of Service
Remuneration	15	20	25	30	35

(Eligible Compensation)
$1,000,000	$325,000	$433,000	$542,000	$607,000	$607,000

$2,000,000	$655,000	$873,000	$1,092,000	$1,223,000	$1,223,000

$2,500,000	$820,000	$1,093,000	$1,367,000	$1,531,000	$1,531,000

$3,000,000	$985,000	$1,313,000	$1,642,000	$1,839,000	$1,839,000

$4,000,000	$1,315,000	$1,753,000	$2,192,000	$2,455,000	$2,455,000

$5,000,000	$1,645,000	$2,193,000	$2,742,000	$3,071,000	$3,071,000

$6,000,000	$1,975,000	$2,633,000	$3,292,000	$3,687,000	$3,687,000

        Messrs. Liddy and Wilson have 18 and 13 years, respectively, of combined service with Sears, Roebuck and Co., Allstate's former parent company, and Allstate. As a result of their prior Sears service, a portion of Mr. Liddy's and Mr. Wilson's retirement benefits will be paid from the Sears Plan. Mr. Liddy's and Mr. Wilson's pension benefits under the Allstate Retirement Plan are calculated as if each had worked their combined Sears-Allstate career with Allstate, and then are reduced by the amounts they earned under the Sears Plan. Mr. Sylla and Mr. Simonson have 10 and 3 years, respectively, of service with Allstate. Only annual salary and annual bonus amounts, as reflected in the Summary Compensation Table, are considered eligible compensation in determining retirement benefits. Under the final average pay benefit formula, benefits are computed on the basis of a participant's years of credited service (generally limited to 28) and average annual compensation over the participant's highest five successive calendar years of earnings out of the ten years immediately preceding retirement. Retirement benefits payable under the Allstate Retirement Plan final average pay benefit formula are earned and stated in the form of a straight life annuity payable beginning at age 65, which is the normal retirement date. Other actuarially equivalent survivor annuity forms of payment, and a lump sum option, are available.

        The pension plan formula changed to a cash balance approach effective January 1, 2003 for eligible employees hired after August 1, 2002. Mr. Hale, who joined Allstate in January 2003 and has 3 years of service with Allstate, earns benefits under the cash balance benefit formula, which allocates pay credits (a percentage of participants' eligible annual salary and bonus) and interest credits to a participant's hypothetical cash balance account. Pay credits, in the form of a lump sum, are allocated each calendar quarter and are determined based on years of vesting service shown in the following table.

Pension Plan Table—Cash Balance Benefit

Years of Vesting Service	Pay Credits
Less than 1 year	0%
1 year but less than 5 years	2.5%
5 years but less than 10 years	3.0%
10 years but less than 15 years	4.0%
15 years, but less than 20 years	5.0%
20 years, but less than 25 years	6.0%
25 years or more	7.0%

        Interest credits are allocated daily and are based on the applicable interest rate under the Internal Revenue Code. Currently the plan uses the average 30-year Treasury Bond rate in effect for August for the preceding plan year, as published by the Internal Revenue Service. A participant's cash balance benefit is payable upon termination of employment. Retirement benefits under the cash balance formula are stated in the form of a lump sum, although actuarially equivalent annuity forms of payment are also available. The estimated total annual benefit payable to Mr. Hale upon normal retirement at age 65 from both the Allstate Retirement Income Plan and the Supplemental Retirement Income Plan, expressed as a straight life annuity based on a 6% interest crediting rate and using current compensation assumptions, is $19,521.

        For both the final average pay and cash balance benefit plans, the Supplemental Retirement Income Plan will pay the portion of the benefits that exceeds Internal Revenue Code limits or is based on compensation in excess of Internal Revenue Code limits. All benefits from the Supplemental Retirement Income Plan are paid as a lump sum. Under both the final average pay and cash balance benefit formulas, participants are generally vested after five years of service.

        Mr. Liddy and Mr. Sylla each will receive a pension enhancement payable from a nonqualified pension plan. Mr. Liddy's enhanced pension benefit assumes an additional five years of age and service under the final average pay formula through age 61, payable upon termination, retirement, death or change of control. At age 62 and after, the enhancement is based on the maximum credited service under the final average pay benefit formula. Mr. Sylla's enhanced pension benefit assumes an additional five years of age and service under the final average pay formula payable upon termination or retirement on or after age 63 or upon death or change of control. Both of these enhancements are considered to be supplemental retirement plans in the event of a change of control.

Change of Control Arrangements

        The named executive officers have agreements in place which provide for severance and other benefits upon a "change of control" involving Allstate. In general, a change of control is one or more of the following events: 1) any person acquires more than 20% of Allstate common stock; 2) certain changes are made to the composition of the Board; or 3) certain transactions occur that result in Allstate stockholders owning 70% or less of the surviving corporation's stock.

        Under these agreements, severance benefits would be payable if an executive's employment is terminated either by Allstate without "cause" or by the executive for "good reason" as defined in the agreements during the three-year period following such event. Good reason includes a termination of employment by a named executive officer for any reason during the 13th month after a change of control.

        The principal severance benefits include: 1) pro-rated annual incentive award and long-term incentive award (both at target) for the year of termination of employment; 2) a payment equal to three times the sum of the executive's base salary, target annual incentive award and target annualized long-term incentive award; 3) continuation of certain welfare benefits for three years; 4) an enhanced retirement benefit; and 5) reimbursement (on an after-tax basis) of any resulting excise taxes.

        In addition, upon a change of control all unvested stock options would become exercisable, all restricted stock and restricted stock units would vest and nonqualified deferred compensation and supplemental retirement plan balances would become payable.

        The Board believes these agreements encourage retention of its executives and enable them to focus on managing the Company's business thereby more directly aligning management and shareholder interests in the event of a transaction.

Compensation and Succession Committee Report

        The Compensation and Succession Committee of the Board administers Allstate's executive compensation program. Our committee is composed entirely of independent, non-employee directors as determined by Allstate's Board, based on applicable law, the New York Stock Exchange listing standards and Allstate's Director Independence Standards as in effect at the time of determination. The committee charter and Director Independence Standards can be found in the Corporate Governance section of Allstate's website, allstate.com.

        Our primary role is to oversee the design, implementation and execution of a program for the selection and compensation of Allstate's executives, including its named executive officers.

  Executive Compensation Philosophy

        Our compensation philosophy follows our belief that total compensation for executives should vary with Allstate's performance in achieving its strategic near and long-term business goals. Long-term compensation opportunities should be closely aligned with shareholders' interests to grow long-term value in Allstate stock.

        While we believe it is appropriate to extend a "pay for performance" philosophy to all management-level employees, the executive compensation program is built on a recognition that a more significant amount of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance. At the same time, we also believe that the design of our executive compensation program for executives who bear higher levels of responsibility should include incentive compensation components that are based on multi-year periods of company performance to take into account the fact that our business, by its nature, is subject to volatile periods of performance that heighten the challenges for company executives to successfully execute company strategies in any one period.

        To assist us in maintaining an executive compensation program that meets our philosophy, we directly retain the services of an outside compensation consultant. Part of the services we receive from our compensation consultant is a competitive assessment that benchmarks Allstate's executive pay levels, practices, overall program and internal compensation philosophy with a competitive peer group of large U.S. public insurance companies. We use this competitive assessment as a tool to set total target compensation levels at between the 60th and 65th percentiles of this competitive peer group.

  Executive Compensation Program Goals and Components

        Because we believe that the long-term value of Allstate is dependent on the quality, skills and commitment of our executives, the goals of our executive compensation program are to attract and retain talented leadership and to reward the achievement of positive annual and long-term performance.

        We use the following compensation elements to achieve these goals:

    •
    Annual cash compensation

    •
    Long-term cash incentive compensation

    •
    Long-term equity-based compensation

  Annual cash compensation—salary and annual incentive bonus

        We annually review the base salaries for the Chief Executive Officer and other senior executive officers, having considered the materials provided by our outside compensation consultant. Individual salary determinations are subject to approval by the entire Board. During the year, we also consider internally developed analyses of short and long-term components of the compensation elements, computed at a target level of performance for both the Chief Executive Officer and senior executives to assist us with our salary review process. Using these materials helps with our comparative and competitive review of salaries. We set the base salaries for Allstate's executive officers at a level designed to be competitive in the U.S. insurance industry.

        After considering all relevant data and analysis, we determined the Chief Executive Officer's base salary should be set at 12% of the total target compensation and the remaining 88% of his compensation tied to Allstate's annual and long-term performance. The target total compensation for Allstate's named executive officers is set at 17-19% for base salary with the remaining 81-83% tied to Allstate's annual and long-term performance.

        Annual cash incentive bonus awards are designed to provide management-level employees and officers, including the named executive officers, with a cash award based on the achievement of corporate performance goals, business unit performance goals, or a combination thereof. Each year prior to the end of the first quarter, we approve financial and other objectives that take into account revenue and profit goals as well as brand loyalty, expense management and investment return goals that are designed to reward the current and future profitable growth of Allstate. We set threshold, target and maximum goals for each objective. Target annual incentive bonus opportunities are set as a specified percentage of annual salary ranging from 15% for management-level employees, 80-100% for named executive officers and 120% for the Chief Executive Officer. If the maximum level of performance is achieved, the award would be three times the executive's target award, and two times the management employee's target award.

        Annual incentive bonuses are paid in March of the year following the year of performance, after we determine the extent to which the performance goals were met. We have the authority to adjust the amount of awards payable to executives generally; however, we have no authority to increase the amount of an award payable to the Chief Executive Officer and the other named executive officers.

  Annual incentive bonus award objectives for 2005

        The annual performance goals for 2005 reflected our overall goal to achieve a balance between revenue growth and profitability.

        For 2005, the performance goals for the annual incentive bonus for Mr. Liddy and the executives of corporate functions including finance were based on two equally weighted goals. The first was based on a corporate measure of adjusted operating income per diluted share. The second was based on the combined weighted results of the Allstate Protection, Allstate Financial and Investments business units performance goals.

        For executives in business unit functions, the performance goals for the 2005 annual incentive bonus included a combination of corporate and specific business unit goals. The corporate goal was based on the adjusted operating income per diluted share measure and accounted for 10% of the total award opportunity.

        The remaining 90% of the 2005 total annual incentive bonus award opportunity for the Allstate Protection business unit was comprised of four performance goals. The primary goal (worth 50% of the total award opportunity) was a matrix measuring the results of premium growth, policy growth and combined ratio. This matrix was designed to achieve a balance among revenue growth, unit growth and profit goals. A second goal (worth 15% of the total award opportunity) was based on the sales of Allstate Financial products by Allstate exclusive agencies, including the sale of traditional life insurance products as well as annuity and other financial product sales. The third goal (worth 10% of the total award opportunity) was an expense management objective for the Allstate Protection business unit. The fourth goal (worth 15% of the total award opportunity) was based on Allstate's ranking relative to peer companies on an external customer loyalty index.

        The remaining 90% of the 2005 total incentive bonus award opportunity for the Allstate Financial business unit was based on five performance goals that balance profitability with growth. The first performance goal (worth 30% of the total award opportunity) was based on an adjusted Allstate Financial operating income measure. The second performance goal (worth 20% of the total award opportunity) was an expense management objective for the Allstate Financial business unit. The third and fourth performance goals (each worth 15% of the total award opportunity) were based on new sales of traditional life insurance products and annuities, respectively. The fifth performance goal was based on a measure of the return achieved on new sales of products (worth 10% of the total award opportunity).

        The remaining 90% of the 2005 total annual incentive bonus award opportunity for the Investment business unit was based on Allstate's strategy to maximize returns on its investments and was comprised of three performance goals. The first was based on a measurement of Allstate's property/casualty portfolio total return (worth 45% of the total award opportunity). The second performance goal (worth 35% of the total award opportunity) was based on a measurement of the excess spread achieved on the Allstate Financial investment portfolio against an external market benchmark. The third performance goal was based on Allstate Financial portfolio loss reduction (worth 10% of the total award opportunity).

  Long-term cash incentive bonuses

        Long-term cash incentive bonuses are designed to focus our executives on balancing the long-term performance objectives and goals of Allstate with its annual performance goals and to also balance and reward executives for efforts exerted during varying periods of company performance challenges. To reinforce this balance, long-term cash incentive bonuses are awarded for positive performance achieved over a three-year cycle. Our long-term incentive bonus component is provided to the majority of executives, including the named executive officers. We set the performance goals at the beginning of each three-year cycle. By doing so, it is our intention to have any compensation paid qualify as performance-based compensation that is deductible under Section 162(m) of the Internal Revenue Code. Threshold, target and maximum benchmarks are set for each performance goal. Each year, before any bonus awards are paid at the end of a cycle, we determine the extent to which the performance goals were met. We have the authority to adjust the amount of awards payable to executives generally; however, we have no authority to increase the amount of an award payable to the Chief Executive Officer and the other named executive officers. Long-term incentive bonuses are paid in March of the year following the end of each respective three-year cycle.

  Current long-term cash incentive bonus award objectives

        There were three outstanding performance cycles for long-term incentive bonuses during 2005. A new cycle starts at the beginning of each calendar year and includes three years of performance. Each of the three outstanding cycles had an adjusted return on equity goal that measures and ranks Allstate's performance against a peer group's performance. Allstate's ranked position relative to the peer group determines the percentage of the total target award to be paid. The adjusted return on equity objective is the sole performance goal for the 2003-2005 cycle. For the 2004-2006 and the 2005-2007 cycles, this goal comprises 50% of the total potential award.

        To measure performance under this objective, Allstate's adjusted return on equity is compared to that of peer companies representing both the property/casualty and financial services industries for the three-year period. This peer group consists of six large public companies predominately in the property/casualty business, three large public companies predominately in the life/financial services business and one large public company that competes in both the property/casualty and life/financial services businesses. Including life/financial services companies in the peer group more accurately aligns the goals of the long-term incentive bonus with Allstate's strategy of becoming better, bigger and broader in its financial services business. No payment based on the adjusted return on equity goal is made unless the adjusted return on equity exceeds the average risk free rate of return on three-year Treasury notes over the three-year cycle, plus 200 basis points, regardless of Allstate's standing compared to the peer group.

        The remaining 50% of the long-term incentive bonus for the 2004-2006 and 2005-2007 cycles is based on two performance goals. The first goal (weighted to account for 25% of the total potential award) is a measurement of growth in Allstate Protection policies in force, a key measurement used in the property/casualty insurance business. The last performance goal (weighted to account for the final 25% of the total potential award) is based on a measurement of the growth in Allstate Financial premiums and deposits, a key measurement used in the life insurance business. Executives' target long term cash incentive bonus awards generally range from 70% to 155% of annual salary with award opportunities ranging from 0% to 300% of an executive's target award.

  Long-term equity-based compensation

        Another component of our long-term executive compensation program is the grant of equity-based awards to our eligible management-level employees and officers, including the named executive officers. We believe these equity-based awards directly link the interests of our employee-recipients with those of our shareholders because each is served by an increase in Allstate's stock value. Restricted stock and restricted stock unit awards are important components to our executive compensation philosophy and goals to incentivize and reward a long-term focus by executives on company performance.

        Our 2001 Equity Incentive Plan provides for the following types of equity-based compensation: stock options, performance units and performance stock, stock appreciation rights, restricted or unrestricted common stock, restricted stock units and stock in lieu of cash awards to plan participants. Each type of equity-based award is linked to the underlying value and performance of Allstate's stock. To date, only nonqualified stock options, restricted stock and restricted stock units have been granted under the 2001 Equity Incentive Plan.

        One of our responsibilities is to administer the Company's equity incentive plans for employees and as part of the fulfillment of our responsibilities, we formed a subcommittee in 2004 which is currently comprised solely of our committee chairman. This subcommittee has the authority to grant restricted stock and restricted stock units to eligible persons, excluding individuals who are executive officers for purposes of Section 16 of the Securities Exchange Act of 1934, in new hire situations that occur between regularly scheduled committee meetings. In addition, pursuant to the authority provided by Delaware law, beginning in 2002 we authorized the Chief Executive Officer to make stock option awards to eligible employees who are not Section 16 officers. This authority is limited to specific circumstances, including new hires, promotions and awards to key contributors.

        We generally grant awards on an annual basis to management-level employees and officers, including each of the named executive officers. We base the size of each executive's award on a specified percentage of the executive's annual salary and our assessment of individual performance. The annual salary percentages for the total targeted value of the awards range from 15% for management-level employees to 200-350% for the named executive officers and 465% for the Chief Executive Officer.

        Our equity-based awards generally provide for grants weighted to provide 35% of the total value in the form of restricted stock units and the remaining 65% in the form of stock options.     The relative mix of restricted stock units and stock options is based on the advice of our outside compensation consultants, evolving market trends and the overall goals of our executive compensation program to retain talented leadership and reward the achievement of positive long-term performance. Restricted stock units that were granted in 2005 convert to shares of common stock at the end of a four-year vesting period generally measured from the date of grant. All stock option awards are made in the form of nonqualified stock options at exercise prices equal to 100% of the fair market value of Allstate common stock on the date of grant. Except in certain change of control situations or under other special circumstances approved by our committee, options are not fully exercisable until four years after the date of grant and expire in ten years. The vested portions of options may be transferred during the holder's lifetime to any defined family member, to a trust in which the family members have more than fifty percent of the beneficial interest, a foundation in which the family members (or the option holder) control the management of assets, and any other entity in which the family members (or option holder) own more than fifty percent of the voting interests. Any taxes payable upon a transferee's subsequent exercise of the option remain the obligation of the original option holder.

  Other Principles of Executive Compensation

  Expensing stock options

        Allstate began expensing stock options under the rules of the Statement of Financial Accounting Standard No. 123 effective with the awards first granted in 2003 using the Black-Scholes valuation model. Beginning with stock option awards made in 2005, the Company changed to a binomial lattice valuation model for expense recognition. A binomial lattice model is a widely used framework for calculating the fair value of an option using discounted cash flows with a flexible, iterative approach designed to capture the valuation impact of the unique aspects of employee stock options. The Company recognizes compensation cost associated with equity awards over the respective vesting periods of the awards, which is generally three or four years.

  Discontinuation of Reload Options

        In 2004, we eliminated the reload provision as a feature for inclusion in stock option awards to executives for all future option awards, based in part on a recommendation from our outside compensation consultant. Reload provisions provide for the grant of a new option in an amount equal to the number of shares tendered in payment of the exercise price of an option. Reload options have an exercise price equal to the fair market value of Allstate common stock on grant date of the reload option, which is the date the original option is exercised. Reload options are subject to the same vesting terms and expiration date as the original option, however, the vesting schedule for the reload option commences one year after the date of grant. Option awards granted after 2003 do not include a reload provision.

  Prohibition on repricing stock options

        Since Allstate's inception as a public company in 1993, we have never allowed the repricing of stock options. We formalized this practice in our 2001 Equity Incentive Plan which received shareholder approval in 2001 and which is being presented for re-approval at the 2006 annual meeting of shareholders. This is the only plan under which equity awards are currently made to employees.

  Stock ownership requirement

        Because we believe strongly in linking the interests of management with those of our shareholders, we first instituted stock ownership goals in 1996 for executives at the vice president level and above. These goals were increased in 2004 to require these executives to own, within five years of the date the executive position is assumed, common stock worth a multiple of base salary:

Chief Executive Officer	7 times salary
Senior Management Executives	4 times salary
Other Executives	2 times salary

Existing executives were given three years to reach the new levels of ownership.

  Deferred compensation plan

        The Company's Deferred Compensation Plan allows employees whose annual compensation exceeds the compensation limit under section 401(a)(17) of the Internal Revenue Code to defer all or part of their salary and/or annual incentive bonus award that exceeds that limit. In addition, the annual incentive bonus plan and the long-term incentive bonus plan contain maximum individual award opportunity limits. If an individual's award exceeds a limit, the amount in excess of the limit is automatically deferred under the Deferred Compensation Plan.

        Deferrals under the plan are credited with earnings, or are subject to losses, based on the results of the investment option or options selected by the participants. The investment options available under the Deferred Compensation Plan are the same options available under the Company's qualified defined contribution (401k) plan, except that Allstate stock is not an available option under the Deferred Compensation Plan. The available investment options include stable value, indexed bond, S&P 500, international equity and Russell 2000 funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or losses based on the funds' investment experience, including the funds' netting of administration and investment expenses. The Deferred Compensation Plan is unfunded. All deferrals are part of the general funds of the Company and are subject to all of the risks of Allstate's business.

  Limit on tax deductible compensation

        Under Section 162(m) of the Internal Revenue Code, Allstate cannot deduct compensation paid to any of the named executive officers in excess of $1,000,000 in any year if it is not performance-based as that term is defined in the Code. While we believe that performance-based compensation for our executives should always be emphasized, we balance this emphasis with our stated executive compensation goals to provide a program that attracts, retains and rewards the executive talent necessary for Allstate's success. Consequently, in any year we may authorize compensation in excess of $1,000,000 that does not meet the Section 162(m) requirement and may result in the loss of a tax deduction.

  Tax gross up payments to executives

        As a general matter, we do not provide for tax gross up payments on personal benefits provided to executives. We have however, provided for tax gross up payments in the following limited circumstances. The first relates to the personal income tax preparation perquisite provided as part of the personal benefits paid to the Company's senior management. The total amount of the gross up payment made to executives on their personal income tax preparation benefit has been approximately $500 to $1,000 per year. The tax gross up preserves the value of this benefit for the executives. Second, we provided tax gross up payments to each of Messrs. Hale and Simonson in connection with their joining Allstate. Each received gross up payments on their relocation expenses and Mr. Hale received a gross up payment on his signing bonus. Absent these tax reimbursement payments, Messrs. Hale and Simonson would have incurred significant expenses in connection with their joining Allstate. Lastly, the Change of Control agreements provide for reimbursement on an after-tax basis of any excise taxes resulting from severance benefits paid under those agreements.

  Personal benefits

        The types of personal benefits we provide to officers and named executive officers of Allstate are listed in a footnote to the "Other Annual Compensation" column of the Summary Compensation Table. In addition to the perquisites disclosed, other benefits are made available to officers and named executive officers in the same form as those offered to all employees without regard to their specific positions. We do not provide officers or executives with separate dining or other facilities, country club memberships, special medical or disability insurance coverage or individually owned life insurance policies, nor do we maintain real property for the exclusive use or enjoyment by officers or executives.

  2005 Annual Executive Salaries

        We review the salaries of Allstate's executive officers on an annual basis and in connection with new hires and promotions. We set base salaries at levels consistent with our peer group comparison and analysis to ensure Allstate is able to retain and attract the highest level of leadership talent.

  2005 Annual Incentive Bonus Awards for Named Executive Officers

        In 2005, Messrs. Liddy's and Hale's annual incentive bonus awards were based on goals established for executives in corporate functions. The goals established for executives in the Allstate Protection business unit were used to determine Mr. Wilson's annual incentive bonus award for the five-month period prior to the June 1, 2005 effective date of his promotion to President and Chief Operating Officer. For the seven-month period following his promotion, Allstate Protection business unit goals continued to be the basis for half of Mr. Wilson's award opportunity and goals established for executives in corporate functions were used to determine the other half of his award opportunity. Messrs. Sylla's and Simonson's annual incentive bonus awards were based on goals established for executives in the Allstate Financial business unit and Investment business unit, respectively.

        A portion of all 2005 annual incentive bonus awards depended upon the achievement of the corporate adjusted operating income per diluted share performance goal. For executives in corporate functions, this objective comprised fifty percent of their award; for executives in the Allstate Protection, Allstate Financial and Investment business units, it represented ten percent. Allstate did not meet the threshold level of performance for this objective for 2005 primarily due to the losses incurred as a result of the devastating 2005 hurricane season.

        The remaining 50% of the annual incentive bonuses for executives in corporate functions was based on the combined performance results of the Allstate Protection (weighted 70%), Allstate Financial (weighted 20%) and Investments business units (weighted 10%), which are detailed below. Similarly, the remaining 90% of the annual incentive bonus awards for executives in business units was based on the achievement of their respective business units' performance objectives. The business unit performance objectives and achievements were as follows:

        Allstate Protection business unit performance goals:

    •
    Matrix measuring premium growth, policy growth and combined ratio goals (worth 50%)—did not meet the threshold level of performance

    •
    Sales of Allstate Financial products goal (worth 15%)—did not meet the threshold level of performance

    •
    Business unit's expense management goal (worth 10%)—exceeded the target level of performance

    •
    Customer loyalty index goal (worth 15%)—achieved the target level of performance

        Allstate Financial business unit performance goals:

    •
    Allstate Financial adjusted operating income goal (worth 30%)—achieved the maximum level of performance

    •
    Business unit's expense management goal (worth 20%)—exceeded the threshold level of performance

    •
    New sales of traditional life insurance goal (worth 15%)—exceeded the target level of performance

    •
    New sales of annuities goal (worth 15%)—did not meet the threshold level of performance

    •
    Measure of return achieved on new sales goal (worth 10%)—exceeded the maximum level of performance

        Investment business unit performance goals:

    •
    Property/casualty portfolio total return goal (worth 45%)—exceeded the target level of performance

    •
    Allstate Financial portfolio spread volume goal (worth 35%)—exceeded the target level of performance

    •
    Allstate Financial portfolio loss reduction goal (worth 10%)—achieved the maximum level of performance

        As a result, executives in corporate functions, including Messrs. Liddy and Hale, exceeded the threshold level of performance when their results were aggregated. Executives in the Allstate Financial and Investment business units, including Messrs. Sylla and Simonson, respectively, exceeded the target level of performance when their results were aggregated. When Mr. Wilson's results, based in part on corporate function goals and in part on Allstate Protection business unit goals, were aggregated, Mr. Wilson exceeded the threshold level of performance. The named executive officers' 2005 annual incentive bonus awards, shown above in the Summary Compensation Table on page 34, reflect these respective achievements.

  2005 Long-Term Cash Incentive Bonuses

        The long-term cash incentive bonuses for the 2003-2005 cycle were paid in March of 2006 and are shown in the "LTIP Payouts" column in the Summary Compensation Table. Based on the three-year average adjusted return on equity, Allstate placed sixth out of the eleven companies that comprise the peer group of companies and thereby achieved the target level of the performance objective.

  2005 Grants of Long-Term Equity-Based Compensation

        In February 2005, we authorized awards of restricted stock units and stock options to certain eligible employees, including the named executive officers. The number of restricted stock units granted to each named executive officer is provided in the footnotes to the Summary Compensation Table, while the value of the award, determined as of the date the award was made, is presented in the column "Restricted Stock and RSU Awards" of the Summary Compensation Table. In addition, the stock option awards granted in 2005 to the named executive officers are detailed in the Option Grants in 2005 table on page 35.

  2005 Chief Executive Officer Compensation

        In determining the Chief Executive Officer's total compensation, we collectively examine the various short and long-term components that comprise Mr. Liddy's total compensation to gain a comprehensive view of his overall compensation opportunities. In April 2005, we increased Mr. Liddy's annual salary by 4% to $1,175,004. Mr. Liddy's annual salary amounts to approximately 12% of the targeted total compensation that we determined to be appropriate for the Chief Executive Officer. The remaining 88% of Mr. Liddy's targeted total compensation was comprised of variable performance-based compensation that was at risk and tied to Allstate's business results.

        We paid Mr. Liddy an annual incentive bonus of $538,351. This amount was based upon our review of the extent to which Mr. Liddy met the pre-set performance goals for 2005. Mr. Liddy exceeded the threshold level of performance for these goals. His bonus was calculated accordingly.

        We approved a long-term cash incentive bonus for Mr. Liddy of $1,619,750 for the 2003-2005 cycle. This amount was based on the Company achieving the target level of performance for the pre-set goal for this long-term incentive bonus. Mr. Liddy's bonus was calculated accordingly.

        On February 22, 2005 in connection with our annual equity-based grant review and approval process, we granted Mr. Liddy a stock option for 229,840 shares and an award of 35,083 restricted stock units under the 2001 Equity Incentive Plan. These equity-based awards were calculated on the basis of 465% of Mr. Liddy's 2005 base salary. We applied the lattice valuation model to assess the value of Mr. Liddy's stock option award. The restricted stock unit award will vest in February 2009.

        We review on a regular basis the components of Mr. Liddy's compensation, including his annual salary, annual incentive bonus, long-term cash incentive bonus and long-term equity-based compensation. Most of our executive compensation actions are considered for approval over the course of two or more committee meetings where this is a primary agenda item. In addition, we maintain continued oversight throughout the year, holding interim meetings throughout the year as appropriate. Our committee held eight meetings in 2005.

        As a result of this review, we find the amount of Mr. Liddy's total compensation in the aggregate to be reasonable and not excessive based on Mr. Liddy's proven ability to lead Allstate's management through a year in which we turned in an outstanding underlying performance, particularly in our auto business, and were able to earn a profit despite contending with three of the ten most costly disasters in U.S. history. Throughout the year, Mr. Liddy remained focused on executing our strategy to become better, bigger and broader in personal property and casualty insurance and in life insurance, retirement and investment products. Mr. Liddy's execution of this strategy has continued to grow investor value through enhanced stock performance despite unprecedented hurricane related losses.

Compensation and Succession Committee

H. John Riley, Jr. (Chairman)
F. Duane Ackerman Edward A. Brennan W. James Farrell	Jack M. Greenberg Ronald T. LeMay Mary Alice Taylor

Stock Performance Graphs

        The following performance graphs compare the performance of Allstate common stock total return during periods ranging from one to five years with the performance of the S&P 500 Property/Casualty Index* and the S&P 500 Index.

        The graph below plots the cumulative changes in value of an initial $100 investment as of December 31, 2000 over the indicated time periods, assuming all dividends are reinvested quarterly.

Cumulative Total Stockholder Return For $100 Initial Investment
Made on December 31, 2000
Allstate v. Published Indices

        Value at each year-end of a $100 initial investment made on December 31, 2000.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Allstate	$100.00	$79.10	$88.80	$105.51	$129.59	$138.69
S&P 500 P/C	$100.00	$91.98	$81.98	$103.37	$114.06	$131.13
S&P 500	$100.00	$88.15	$68.79	$88.29	$97.77	$102.50

*
Please note: Standard and Poors discontinued the S&P Property/Casualty Index on January 1, 2002 and replaced it with the S&P 500 Property/Casualty Index. Data reflected in the above-charts reflects the performance of the current S&P 500 Property/Casualty Index members (ticker symbol S5PROP).

        The following graph compares the cumulative performance of Allstate's returns for an initial $100 investment made at the end of each of the preceding five years with the performance of the S&P 500 Property/Casualty Index and the S&P 500 Index. The graph provides an investor who has held Allstate common stock for periods fewer than five years with an additional comparison of cumulative performance as it shows the changes in cumulative value of an initial $100 investment over the most recent five-, four-, three-, two- and one-year periods, respectively, assuming all dividends are reinvested quarterly.

Cumulative Total Stockholder Return for $100 Initial Investment
Made on December 31, 2000, 2001, 2002, 2003, 2004
Allstate v. Published Indices

        Value on December 31, 2005 of a $100 initial investment made on:

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Allstate	$138.69	$175.32	$156.18	$131.45	$107.02
S&P 500 P/C	$131.13	$142.57	$159.94	$126.86	$114.97
S&P 500	$102.50	$116.28	$149.01	$116.09	$104.84

Securities Authorized For Issuance Under Equity
Compensation Plans

        The following table includes information as of December 31, 2005 with respect to The Allstate Corporation's equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	24,508,031	$39.861	15,577,965(2)
Equity Compensation Plans Not Approved by Security Holders	-0-	-0-	-0-

Total (as of December 31, 2005)	24,508,031	$39.861	15,577,965	(2)

(1)
Consists of the Equity Incentive Plan, the 2001 Equity Incentive Plan, and the Equity Incentive Plan for Non-Employee Directors.

(2)
Includes 15,507,292 shares that may be issued in the form of stock options, unrestricted stock, restricted stock, restricted stock units, stock appreciation rights, performance units, performance stock and stock in lieu of cash under the 2001 Equity Incentive Plan; and 70,673 shares that may be issued prior to May 21, 2006 in the form of stock options, restricted stock, restricted stock units and stock in lieu of cash compensation under the Equity Incentive Plan for Non-Employee Directors.

        As of March 15, 2006, the information with respect to The Allstate Corporation's equity compensation plans is as follows:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	28,787,633	$42.329	9,959,646	(2)
Equity Compensation Plans Not Approved by Security Holders	-0-	-0-	-0-

Total (as of March 15, 2006)	28,787,633	$42.329	9,959,646	(2)

(1)
Consists of the Equity Incentive Plan, the 2001 Equity Incentive Plan, and the Equity Incentive Plan for Non-Employee Directors.

(2)
Includes 9,888,973 shares that may be issued in the form of stock options, unrestricted stock, restricted stock, restricted stock units, stock appreciation rights, performance units, performance stock and stock in lieu of cash under the 2001 Equity Incentive Plan; and 70,673 shares that may be issued prior to May 21, 2006 in the form of stock options, restricted stock, restricted stock units and stock in lieu of cash compensation under the Equity Incentive Plan for Non-Employee Directors.

        Under these plans to date, all outstanding awards consist of stock options, restricted stock and restricted stock units ("RSUs"). The weighted-average term-to-expiration of the outstanding options is 6.6 years. No options have been granted with dividend equivalent rights. The vested portion of options may be transferred during the holder's lifetime to, or for the benefit of, family members. However, no option may be transferred for consideration, and any taxes payable upon a transferee's subsequent exercise of the option remain the obligation of the original option holder. Each RSU corresponds to one share of Allstate common stock and entitles the holder to receive one share of stock on the conversion date. As of March 15, 2006, 1,488,321 RSUs granted under these plans have not yet been converted and remain subject to conversion in the future. Dividends are paid on shares of restricted stock and cash dividend equivalents are paid on RSUs in the same amount and at the same time as dividends are paid on shares of Allstate common stock. Restricted stock and RSUs are not transferable.

Security Ownership of Directors and Executive Officers

        The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer individually, and by all executive officers and directors of Allstate as a group. Shares reported as beneficially owned include shares held as nontransferable restricted shares awarded under Allstate's equity incentive plans subject to forfeiture under certain circumstances, shares held indirectly through The Savings and Profit Sharing Fund of Allstate Employees and other shares held indirectly, and shares subject to stock options exercisable on or prior to April 1, 2006. The percentage of Allstate shares of common stock beneficially owned by any Allstate director or nominee or by all directors and executive officers of Allstate as a group does not exceed 1%. The following share amounts are as of January 31, 2006.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock (a)	Common Stock Subject to Options exercisable on or prior to April 1, 2006—Included in Column (a) (b)
F. Duane Ackerman	37,708	16,501
James G. Andress	36,670	27,001
Edward A. Brennan(1)	304,783	27,001
W. James Farrell	20,756	12,001
Jack M. Greenberg	12,501	9,001
Danny L. Hale	212,757	154,800
Ronald T. LeMay	24,251	18,751
Edward M. Liddy	2,395,566	1,972,460
J. Christopher Reyes(2)	24,554	9,001
H. John Riley, Jr.	37,501	20,501
Eric A. Simonson	202,681	156,116
Joshua I. Smith	16,232	11,000
Judith A. Sprieser	26,366	17,501
Casey J. Sylla	451,211	369,626
Mary Alice Taylor	28,446	15,001
Thomas J. Wilson, II	801,108	698,055
All directors and executive officers as a group(3)	5,845,499	4,489,630

(1)
Includes 36,894 shares held by Mr. Brennan's spouse. Mr. Brennan disclaims beneficial ownership of these shares.

(2)
Includes 10,000 shares held by family limited liability company. Mr. Reyes disclaims beneficial ownership of these shares.

(3)
Includes 500 shares held by an executive officer's son. The executive officer disclaims beneficial ownership of these shares.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Northern Trust Corporation 50 S. LaSalle Street Chicago, IL 60675	36,101,660(a)	5.57%

(a)
As of December 31, 2005. Held by Northern Trust Corporation together with certain subsidiaries (collectively "Northern"). Of such shares, Northern held 4,141,439 with sole voting power; 31,772,951 with shared voting power; 7,240,617 with sole investment power; and 403,379 with shared investment power. 28,236,626 of such shares were held by The Northern Trust

  Company as trustee on behalf of participants in Allstate's profit sharing plan. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

Audit Committee Report

        Deloitte & Touche LLP was Allstate's independent registered public accounting firm for the year ended December 31, 2005.

        The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2005.

        The committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61, (Codification of Statements on Auditing Standards, AU §380).

        The committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence.

        Based on these reviews and discussions and other information considered by the committee in its judgment, the committee recommended to the Board of Directors that the audited financial statements be included in Allstate's annual report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission and furnished to stockholders with this Notice of Annual Meeting and Proxy Statement.

James G. Andress (Chairman)
F. Duane Ackerman Jack M. Greenberg Ronald T. LeMay	Joshua I. Smith Judith A. Sprieser Mary Alice Taylor

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Allstate's executive officers, directors and persons who beneficially own more than ten percent of Allstate's common stock to file reports of securities ownership and changes in such ownership with the SEC.

        Based solely upon a review of copies of such reports or written representations that all such reports were timely filed, Allstate believes that each of its executive officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2005, with the exception of Joseph V. Tripodi, Senior Vice President and Chief Marketing Officer of Allstate Insurance Company. Mr. Tripodi made one late Form 4 filing in 2005 covering a single transaction.

Certain Transactions

        The Northern Trust Company maintains banking relationships, including credit lines, with Allstate and some of its subsidiaries, in addition to performing services for the profit sharing plan. Northern Trust was paid $801,950 in 2005 for cash management activities, trustee, custodian, credit lines and other services. The Northern Trust Company, as more fully described above in the Security Ownership Of Certain Beneficial Owners section, holds, directly or indirectly, more than five percent of Allstate's common stock. Richard Pike, the son of Robert W. Pike, is employed in the Company's law department as an attorney and receives annual salary and bonus compensation in excess of $60,000 but not in excess of the maximum salary and bonus of $224,000 that may be earned under the Company's standard employee compensation salary band for an Associate Counsel. Robert W. Pike, formerly Vice President and Secretary, retired from Allstate as of December 31, 2005.

Stockholder Proposals for Year 2007 Annual Meeting

        Proposals which stockholders intend to be included in Allstate's proxy material for presentation at the annual meeting of stockholders in the year 2007 must be received by the Secretary of Allstate, Mary J. McGinn, The Allstate Corporation, 3075 Sanders Road, Suite G5A, Northbrook, Illinois 60062-7127 by November 24, 2006, and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2007 annual meeting.

        If a stockholder desires to bring a matter before the meeting which is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in Allstate's bylaws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Secretary of Allstate or can be accessed on Allstate's website allstate.com. One of the procedural requirements in the bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2007 annual meeting must be received by the Secretary of Allstate no earlier than January 17, 2007 and no later than February 16, 2007. As more fully detailed in the bylaws, the notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting, any material interest of the stockholder in the business, the stockholder's name and address and the number of shares of Allstate stock beneficially owned by the stockholder. It should be noted that these bylaw procedures govern proper submission of business to be put before a stockholder vote at the annual meeting.

Proxy Solicitation

        Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, telex, facsimile, or electronic means. None of these individuals will receive special compensation for these services, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Allstate has also made arrangements with brokerage firms, banks, record holders and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. Allstate will reimburse them for reasonable out-of-pocket expenses. Georgeson Shareholder Communications, Inc., 17 State Street, New York, NY 10004 will assist in the distribution of proxy solicitation materials, for a fee estimated at $15,000 plus expenses. Allstate will pay the cost of all proxy solicitation.

By order of the Board,

Mary J. McGinn Secretary
Dated: March 27, 2006

Appendix A

THE ALLSTATE CORPORATION
Majority Votes in Director Elections Policy

        In any uncontested election of Directors, any nominee for Director who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election (a "Majority Withheld Vote") will promptly tender his or her resignation to the Chairman of the Board following the receipt and communication of the inspector of election's certification of shareholder vote results.

        The Nominating and Governance Committee will promptly consider such tendered resignation and will recommend to the Board whether to accept or reject it.

        In considering the tendered resignation, the Nominating and Governance Committee will evaluate all relevant factors including, without limitation, the Director's length of service, particular qualifications and contributions to the Company, the reasons underlying the Majority Withheld Vote, if known, whether the underlying reasons for the Majority Withheld Vote are considered curable, as well as the Company's other corporate governance practices. If the Nominating and Governance Committee recommends that the Board accept the tendered resignation, it will also recommend whether to fill such vacancy or to reduce the size of the Board consistent with the Company's Corporate Governance Guidelines and bylaws.

        The Board will act on the Nominating and Governance Committee's recommendation no later than 60 days following the date of the shareholders' meeting which prompted the tendered resignation. The Board will consider the factors considered by the Nominating and Governance Committee and such additional information and factors that the Board believes to be relevant to the Company's and shareholders' best interests. Shortly following the Board's action, the Company will file a Form 8-K with the Securities and Exchange Commission describing the Board's decision.

        Any Director who tenders his or her resignation pursuant to this policy will not participate in the Nominating and Governance Committee's or the Board's consideration of it.

        In the event that a majority of the members of the Nominating and Governance Committee received a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them. This Board committee may, but need not, consist of all of the independent Directors who did not receive a Majority Withheld Vote. If the only Directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept or reject the tendered resignations.

        This Majority Votes in Director Elections Policy will be described in each Company proxy statement regarding the election of directors. The Board believes this policy enhances its accountability to shareholders by formalizing the consequences of a Majority Withheld Vote and demonstrating its responsiveness to director election results while at the same time protecting the long-term interests of the Company and its shareholders.

        As effective February 21, 2006

A-1

Appendix B

POLICY REGARDING PRE-APPROVAL OF INDEPENDENT AUDITORS' SERVICES

Purpose and Applicability

        The Audit Committee recognizes the importance of maintaining the independent and objective stance of our Independent Auditors. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the Independent Auditors.

        The Committee recognizes that the Independent Auditors possess a unique knowledge of the Company (which includes consolidated subsidiaries), and can provide necessary and valuable services to the Company in addition to the annual audit. The provision of these services is subject to three basic principles of auditor independence: (i) auditors cannot function in the role of management, (ii) auditors cannot audit their own work and (iii) auditors cannot serve in an advocacy role for their client. Consequently, this policy sets forth guidelines and procedures to be followed by this Committee when retaining the Independent Auditors to perform audit and permitted non-audit services.

Policy Statement

        All services provided by the Independent Auditors, both audit and permitted non-audit, must be pre-approved by the Audit Committee or a Designated Member of the Committee ("Designated Member") referred to below. The Audit Committee will not approve the engagement of the Independent Auditors to provide any of the Prohibited Services listed in the attached appendix.

Procedures

        Following approval by the Audit Committee of the engagement of the Independent Auditors to provide audit services for the upcoming fiscal year, the Independent Auditors will submit to the Committee for approval schedules detailing all of the specific audit, audit related and other permitted non-audit services (collectively "permitted services") proposed, together with estimated fees for such services that are known as of that date. The types of services that the Audit Committee may consider are listed in the attached appendix. Each specific service proposed will require approval by the Committee or as provided below, the Designated Member.

        The pre-approval of permitted services may be given at any time before commencement of the specified service. With respect to permitted non-audit services, Company management may submit to the Committee or the Designated Member for consideration and approval schedules of such services that management recommends be provided by the Independent Auditors. In such case, the Independent Auditors will confirm to the Committee, or the Designated Member, that each such proposed service is permissible under applicable regulatory requirements.

Designated Member

        The Audit Committee may delegate to one or more designated member(s) of the Audit Committee ("Designated Member"), who is independent as defined under the applicable New York Stock Exchange listing standards, the authority to grant pre-approvals of permitted services to be provided by the Independent Auditors. The Chair of the Audit Committee shall serve as its Designated Member. The decisions of the Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

Review of Services

        At each regularly scheduled Audit Committee meeting, the Audit Committee shall review a report summarizing any newly pre-approved permitted services and estimated fees since its last regularly scheduled meeting, together with (i) the permitted non-audit services, including fees, actually provided by the Independent Auditors, if any, since the Committee's last regularly scheduled meeting and (ii) an updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the Independent Auditors.

B-1

POLICY APPENDIX

Permitted Audit and Audit Related Services:

  1.
  Audits of the Company's financial statements required by SEC rules, lenders, statutory requirements, regulators and others.

  2.
  Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company.

  3.
  Audits of employee benefit plans.

  4.
  Accounting consultations and support related to generally accepted accounting principles.

  5.
  Tax compliance and related support for any tax returns filed by the Company, and returns filed by any executive or expatriate under a company-sponsored program.

  6.
  Tax consultation and support related to planning.

  7.
  Regulatory exam related services.

  8.
  Internal control consulting services.

  9.
  Merger and acquisition due diligence services.

  10.
  Other audit related services.

Other Permitted Services:

  1.
  Information technology services and consulting unrelated to the Company's financial statements or accounting records.

  2.
  Integration consulting services.

  3.
  Review of third party specialist work related to appraisal and/or valuation services.

  4.
  Actuarial consulting services that would not be subject to audit procedures during an audit of the Company's financial statements.

  5.
  Employee benefit consulting services that are not the functional equivalent of management or employee services.

  6.
  Training unrelated to the Company's financial statements or other areas subject to audit procedures during an audit of the Company's financial statements.

Prohibited Services: (unless such services may be provided under future SEC rules)

  1.
  Bookkeeping or other services related to the Company's accounting records or financial statements.

  2.
  Appraisal or valuation services or fairness opinions.

  3.
  Management functions or human resources.

  4.
  Broker-dealer, investment adviser, or investment banking services.

  5.
  Legal services.

  6.
  Internal audit outsourcing.

  7.
  Financial information systems design and implementation.

  8.
  Actuarial—audit-related.

  9.
  Expert services, unrelated to an audit of the Company's financial statements, in connection with legal, administrative, or regulatory proceedings or in an advocate capacity.

  10.
  Services determined impermissible by the Public Company Accounting Oversight Board.

B-2

Appendix C

THE ALLSTATE CORPORATION
AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

Article 1. Establishment, Purpose and Duration

        1.1    Establishment of the Plan.    The Allstate Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan for key employees, to be known as "The Allstate Corporation 2001 Equity Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of nonqualified stock options (NQSOs), incentive stock options (ISOs), stock appreciation rights (SARs), unrestricted stock, restricted stock, restricted stock units, performance units, performance stock and other awards.

        The Plan was approved by the Board of Directors on March 13, 2001 and became effective when approved by the Company's stockholders on May 15, 2001 (the "Effective Date"). The Plan was amended by the Board of Directors on March 9, 2004. On March 14, 2006 the Plan was amended and restated effective upon approval by stockholders at the 2006 Annual Meeting of Stockholders on May 16, 2006 and shall thereafter remain in effect as provided in Section 1.3 herein.

        1.2    Purpose of the Plan.    The primary purpose of the Plan is to provide a means by which key employees of the Company and its Subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract and retain key employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

        1.3    Duration of the Plan.    The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Stock subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2. Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

        2.1    Award means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Unrestricted Stock, Restricted Stock, Restricted Stock Units, Performance Units, Performance Stock or any other type of award permitted under Article 10 of the Plan.

        2.2    Award Agreement means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

        2.3    Base Value of an SAR means the Fair Market Value of a share of Stock on the date the SAR is granted.

        2.4    Beneficial Owner means such term as defined in Rule 13d-3 under the Exchange Act.

        2.5    Board or Board of Directors means the Board of Directors of the Company.

        2.6    Code means the Internal Revenue Code of 1986, as amended from time to time.

        2.7    Committee means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

        2.8    Company means The Allstate Corporation, a Delaware corporation, or any successor thereto as provided in Article 18 herein.

        2.9    Covered Employee means any Participant who would be considered a "covered employee" for purposes of Section 162(m) of the Code.

        2.10    Disability means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which, in the opinion of the Committee, renders a Participant unable to engage in any substantial gainful activity.

        2.11    Dividend Equivalent means, with respect to Stock subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding shares of Stock.

        2.12    Eligible Person means a Person who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

        2.13    Employee means an individual who is paid on the payroll of the Company or of one of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party, and is classified on the employer's human resource payroll system as a regular full-time or regular part-time employee.

        2.14    Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.15    Exercise Period means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

        2.16    Fair Market Value means, as of any applicable date, the average of the high and low sale prices of the Stock as reported in the consolidated transaction reporting system, or if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

        2.17    Family Member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, or sibling, including adoptive relationships, a trust in which these persons have more than fifty (50) percent of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty (50) percent of the voting interests.

        2.18    Freestanding SAR means an SAR that is not a Tandem SAR.

        2.19    Incentive Stock Option or ISO means an option to purchase Stock, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

        2.20    Minimum Consideration means the $.01 par value per share or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation Law.

        2.21    Nonqualified Stock Option or NQSO means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

        2.22    Option means an Incentive Stock Option or a Nonqualified Stock Option.

        2.23    Option Exercise Price means the price at which a share of Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

        2.24    Participant means an Eligible Person who has outstanding an Award granted under the Plan.

        2.25    Performance Goals means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, stockholder return and/or value, funds from operations, operating income, gross income, net income, combined ratio, underwriting income, cash flow, return on equity, return on capital, return on assets, net earnings, earnings before interest, operating ratios, stock price, customer satisfaction, customer retention, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

        2.26    Performance Period means the time period during which Performance Unit/Performance Stock Performance Goals must be met.

        2.27    Performance Stock means an Award described in Article 9 herein.

        2.28    Performance Unit means an Award described in Article 9 herein.

        2.29    Period of Restriction means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way, as provided in Article 8 herein.

        2.30    Person means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

        2.31    Plan means The Allstate Corporation Amended and Restated 2001 Equity Incentive Plan.

        2.32    Qualified Restricted Stock means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

        2.33    Qualified Restricted Stock Unit means an Award of Restricted Stock Units designated as Qualified Restricted Stock Units by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

        2.34    Reload Option means an additional Option related to Options awarded prior to 2004 as described in Article 6 herein.

        2.35    Restricted Stock means an Award described in Article 8 herein.

        2.36    Restricted Stock Unit means an Award described in Article 8 herein.

        2.37    Retirement means a Participant's termination from employment with the Company or a Subsidiary at the Participant's Early, Normal or Health Retirement Date, as applicable.

  (a)
  Early Retirement Date—shall mean the date prior to the Participant's Normal Retirement Date on which a Participant terminates employment, if such termination date occurs on or after the Participant attains age fifty-five (55) with twenty (20) years of service and such retirement is in accordance with the voluntary early retirement policy of the Company or the Subsidiary with which the Participant is employed on the date of termination of employment.

  (b)
  Normal Retirement Date—shall have the meaning given to it by the Company or the Subsidiary with which the Participant is employed on the date of termination of employment, provided that such termination is voluntary and occurs on or after the Participant attains age sixty (60) with at least one (1) year of service at termination of employment.

  (c)
  Health Retirement Date—shall mean the date on which the Participant terminates employment for health reasons (as determined under the human resource policy of the Company or the Subsidiary with which the Participant is employed on the date of termination of employment), provided that such termination date occurs on or after the Participant attains age fifty (50) but before the Participant attains age sixty (60), with at least ten (10) years of continuous service at termination of employment.

        2.38    Section 409A shall have the meaning set forth in Section 19.5 herein.

        2.39    Securities Act means the Securities Act of 1933, as amended.

        2.40    Stock means the common stock, $.01 par value, of the Company.

        2.41    Stock Appreciation Right or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one share of Stock.

        2.42    Subsidiary means any corporation (other than the Company) or limited liability company in an unbroken chain of such entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns, directly or indirectly, stock possessing 50 percent or more of the total combined Voting Power of all classes of stock or ownership interests in one of the other entities in such chain.

        2.43    Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase Stock under the related Option (and when Stock is purchased under the Option, the Tandem SAR shall be similarly canceled).

        2.44    Termination of Employment occurs the first day on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries, or with respect to an individual who is an Employee of a Subsidiary, the first day on which the Company no longer owns, directly or indirectly, Voting Securities possessing at least 50% of the Voting Power of such Subsidiary. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

        2.45    Unrestricted Stock means an Award of Stock not subject to restrictions described in Article 8 herein.

        2.46    Voting Power means the combined voting power of the then-outstanding Voting Securities entitled to vote generally in the election of directors.

        2.47    Voting Securities of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation and with respect to a limited liability company means ownership or membership interests with equivalent rights.

Article 3. Administration

        3.1    The Committee.    The Plan shall be administered by the Compensation and Succession Committee or such other committee (the "Committee") as the Board of Directors shall select, consisting solely of two or more nonemployee members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

        3.2    Authority of the Committee.    The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine when Awards may be granted and to grant Awards under the Plan (which may include substituted Awards as described in Article 17 herein); to determine the size and types of Awards; to determine the terms and conditions of such Awards; to determine whether Performance Goals have been met; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; to amend the terms and conditions of any outstanding Award, including but not limited to amendments with respect to exercisability and non-forfeitability of Awards upon a Termination of Employment; to make such adjustments or modifications to Awards to Participants working outside the United States as are necessary or advisable to fulfill the purposes of the Plan; to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any

Award; and to authorize any action of or make any determination by the Company as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan; provided, however, that the Committee may not amend the terms and conditions of any outstanding Award so as to adversely affect in any material way such Award without the written consent of the Participant holding such Award (or if the Participant is not then living, the Participant's personal representative or estate), unless such amendment is required by applicable law; and provided, further, that any discretion exercised by the Committee pursuant to section 4.2 and the following paragraph of this section 3.2 shall not be deemed to adversely affect in any material way an Award. The Committee may designate which Subsidiaries participate in the Plan and may authorize foreign Subsidiaries to adopt plans as provided in Article 14. Further, the Committee shall interpret and make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

        The Committee may, in its discretion, elect at any time, should it determine it is in the best interest of the Company's stockholders to cancel any Awards granted hereunder, to cancel all or any of the Awards granted hereunder and pay the holders of any such Awards an amount (payable in such proportion as the Committee may determine in cash or in Stock (valued at the Fair Market Value of a share of Stock on the date of cancellation of such Award)) equal to (i) for Options, the number of shares of Stock subject to such cancelled Option, multiplied by the amount (if any) by which the Fair Market Value of Stock on the date of cancellation of the Option exceeds the Option Exercise Price; (ii) for Restricted Stock or Performance Stock, the number of shares of Restricted Stock or Performance Stock multiplied by the Fair Market Value of Stock on the date of cancellation of the Award; and (iii) for Restricted Stock Units or Performance Units, the number of units multiplied by an amount not less than the initial value thereof. Amounts payable may be prorated based upon the number of months elapsed in any related vesting period or Performance Period, in the sole discretion of the Committee. In no event shall the Committee have the right to amend an outstanding Option Award for the sole purpose of reducing the exercise price thereof.

        3.3    Delivery of Stock by Company; Restrictions on Stock.    Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Stock or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act) and applicable requirements of any securities exchange or similar entity and unless the Participant's tax obligations have been satisfied as set forth in Article 16.

        The Committee may impose such restrictions on any Stock acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Stock is then listed and/or traded and with any blue sky or state securities laws applicable to such Stock.

        3.4    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Eligible Persons, Employees, Participants and their estates. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

        3.5    Costs.    The Company shall pay all costs of administration of the Plan.

Article 4. Stock Subject to the Plan

        4.1    Number of Shares.    Subject to Section 4.2 herein, the maximum number of shares of Stock available for grant under the Plan shall be 49,000,000 plus any shares of Stock remaining available for awards pursuant to the terms of The Allstate Corporation Equity Incentive Plan. Shares of Stock underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares of Stock that are potentially deliverable under an Award that expires or is cancelled, forfeited, settled in cash or otherwise settled without delivery of shares of

Stock shall not be treated as having been issued under the Plan. With respect to an SAR that is settled in Stock, the full number of shares underlying the exercised portion of the SAR shall be treated as having been issued under the Plan, regardless of the number of shares used to settle the SAR upon exercise. Shares of Stock that are tendered or withheld to satisfy tax withholding obligations related to an Award or to satisfy the Option Exercise Price related to an Option or other Award shall be deemed to be shares of Stock issued under the Plan. If, before June 30, 2003, the Option Exercise Price is satisfied by tendering Stock, only the number of shares issued net of the shares tendered shall be deemed issued under the Plan. Stock granted pursuant to the Plan may be (i) authorized but unissued shares of common stock or (ii) treasury stock.

        4.2    Adjustments in Authorized Stock and Awards.    In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of shares of Stock which may be delivered under the Plan, and in the outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

        4.3    Award Limitations.    Subject to Section 4.2 above, (i) the total number of shares of Stock with respect to which Options or SARs may be granted in any calendar year to any Participant shall not exceed 1,200,000 shares; (ii) the total number of shares of Qualified Restricted Stock or Qualified Restricted Stock Units that may be granted in any calendar year to any Participant shall not exceed 1,200,000 shares or Units, as the case may be; (iii) the total number of shares of Performance Stock or Performance Units that may be granted in any calendar year to any Participant shall not exceed 1,200,000 shares or Units, as the case may be; (iv) the total number of shares of Stock that are intended to qualify for deduction under Section 162(m) of the Code granted pursuant to Article 10 herein in any calendar year to any Participant shall not exceed 1,200,000 shares; (v) the total cash Award that is intended to qualify for deduction under Section 162(m) of the Code that may be paid pursuant to Article 10 herein in any calendar year to any Participant shall not exceed $1,200,000; and (vi) the aggregate number of Dividend Equivalents that are intended to qualify for deduction under Section 162(m) of the Code that a Participant may receive in any calendar year shall not exceed 4,800,000.

        No more than an aggregate of 9,000,000 shares of Stock may be granted under Article 8 and Article 10. The maximum number of shares of Stock that may be granted subject to Incentive Stock Options shall be 9,000,000 shares. The maximum number of shares of Stock that may be granted under Article 9 shall be 5,000,000 shares.

Article 5. Eligibility and Participation

        5.1    Eligibility.    Persons eligible to participate in the Plan ("Eligible Persons") include all key Employees of the Company and its Subsidiaries, as determined by the Committee.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

Article 6. Stock Options

        6.1    Grant of Options.    Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

        The Committee shall have complete discretion in determining the number of shares of Stock subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs or a combination thereof.

        6.2    Option Award Agreement.    Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option (which shall not be greater than ten (10) years), the number of shares of Stock to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or NQSO. The Option Exercise Price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

        6.3    Exercise of and Payment for Options.    Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

        A Participant may exercise an Option at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by provision for full payment of the Stock.

        The Option Exercise Price shall be payable: (i) in cash or its equivalent, (ii) by tendering (by actual delivery of shares or by attestation) previously acquired Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (iii) by broker-assisted cashless exercise, (iv) with respect to Options granted on and after May 16, 2006, by share withholding or (v) by a combination of (i), (ii), (iii) and/or (iv).

        Options may not be exercised for less than 25 shares of Stock unless the exercise represents the entire remaining balance of the Award.

        Stock received upon exercise of an Option may be granted subject to any restrictions deemed appropriate by the Committee.

        6.4    Reload Options Related to Options Granted Prior to 2004.    The Committee may provide in an Award Agreement with respect to an Option granted prior to 2004 that a Participant who exercises all or any portion of an Option with Stock which has a Fair Market Value equal to not less than 100% of the Option Exercise Price for such Option shall be granted, subject to Article 4, an additional option ("Reload Option") for a number of shares of Stock equal to the sum ("Reload Number") of the number of shares of Stock tendered in payment of the Option Exercise Price for the Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Options to satisfy any federal, state or local tax withholding requirements. Reload Options may not be included in any Option Awards granted in 2004 or later.

        To the extent that a Reload Option is granted upon exercise of Options granted prior to 2004, the Reload Options shall be subject to the following terms and conditions:

  (i)
  the grant date for each Reload Option shall be the date of exercise of the Option to which it relates;

  (ii)
  subject to (iii) below, the Reload Option, upon vesting, may be exercised at any time during the unexpired term of the Option to which it relates (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); and

  (iii)
  the terms of the Reload Option shall be the same as the terms of the Option to which it relates, except that (A) the Option Exercise Price shall be the Fair Market Value of the Stock on the grant date of the Reload Option and (B) the Reload Option shall be subject to new vesting provisions, commencing one (1) year after the grant date of the Reload Option and vesting upon the same schedule as the Option to which it relates.

        Reload Options may not be granted to Participants who exercise Options after a Termination of Employment.

        Stock subject to this Plan may be used for Reload Options granted under The Allstate Corporation Equity Incentive Plan.

        6.5    Termination.    Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

        To the extent the Option Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

        6.6    Transferability of Options.    Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable other than by will or by the laws of descent and distribution. The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Nonqualified Stock Options, the vested portions of which may be transferred by the Participant during his lifetime to any Family Member. A transfer of an Option pursuant hereto may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company's record of outstanding Options. In the event an Option is transferred as contemplated herein, any Reload Options associated with such transferred Option shall terminate, and such transferred Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place. In no event shall an Option be transferred for consideration.

Article 7. Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

        The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        7.2    SAR Award Agreement.    Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR (which shall not be greater than ten (10) years), the Exercise Period and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control.

        7.3    Exercise and Payment of SARs.    Tandem SARs may be exercised for all or part of the Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.

        Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised; (iii) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Exercise Price of the ISO; and (iv) the Tandem SAR may be transferred only when the underlying ISO is transferable, and under the same conditions.

        Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

        A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

  (a)
  the excess of (i) the Fair Market Value of a share of Stock on the date of exercise over (ii) the Base Value multiplied by

  (b)
  the number of shares of Stock with respect to which the SAR is exercised.

        At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in shares of Stock of equivalent value or in some combination thereof.

        7.4    Termination.    Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

        To the extent the SAR Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

        7.5    Transferability of SARs.    Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. To the extent the Committee permits the transfer of an SAR, in no event shall an SAR be transferred for consideration.

Article 8. Unrestricted Stock, Restricted Stock and Restricted Stock Units

        8.1    Grant of Unrestricted Stock, Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the Plan, Unrestricted Stock, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

        The Committee shall have complete discretion in determining the number of shares of Unrestricted Stock, Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

        In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or Restricted Stock Units as Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, upon the attainment of the Performance Goals selected by the Committee.

        8.2    Unrestricted Stock, Restricted Stock/Restricted Stock Unit Award Agreement.    Each grant of Unrestricted Stock, Restricted Stock and/or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Unrestricted Stock, Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction (if applicable), and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control.

        8.3    Transferability.    Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

        8.4    Certificates.    No certificates representing Stock shall be delivered to a Participant until such time as all restrictions applicable to such shares have been satisfied.

        8.5    Removal of Restrictions.    Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate.

        Payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in shares of Stock of equivalent value (or in some combination thereof).

        8.6    Voting Rights.    During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

        8.7    Dividends and Other Distributions.    Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants shall receive all regular cash dividends paid with respect to the Restricted Stock while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

        Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be established by the Committee at the time of grant and set forth in the Award Agreement.

        8.8    Termination.    Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

        To the extent the Restricted Stock/Restricted Stock Unit Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

Article 9. Performance Units and Performance Stock

        9.1    Grant of Performance Units and Performance Stock.    Subject to the terms and conditions of the Plan, Performance Units and/or Performance Stock may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

        The Committee shall have complete discretion in determining the number of Performance Units and/or shares of Performance Stock granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

        9.2    Performance Unit/Performance Stock Award Agreement.    Each grant of Performance Units and/or shares of Performance Stock shall be evidenced by a Performance Unit and/or Performance Stock Award Agreement that shall specify the number of Performance Units and/or shares of Performance Stock granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including but not limited to special provisions relating to a change of control and any rights to Dividend Equivalents.

        9.3    Value of Performance Units/Performance Stock.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a share of Performance Stock shall be equal to the Fair Market Value of the Stock. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Stock that will be paid out to the Participants.

        9.4    Earning of Performance Units/Performance Stock.    After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Stock earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

        9.5    Form and Timing of Payment of Performance Units/Performance Stock.    Payment of earned Performance Units/Performance Stock shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Performance Stock in cash or in Stock (or in a combination thereof), which has an aggregate Fair Market Value equal to the value of the earned Performance Units/Performance Stock at the close of the applicable Performance Period. Such Stock may be granted subject to any restrictions deemed appropriate by the Committee.

        9.6    Termination.    Each Performance Unit/Performance Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Stock payment following termination of the Participant's employment with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Stock or among Participants and may reflect distinctions based on reasons for termination.

        To the extent the Performance Unit/Performance Stock Award Agreement does not set forth termination provisions, the provisions of Article 13 shall control.

        9.7    Transferability.    Except as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Stock granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/Performance Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. To the extent the Committee permits the transfer of Performance Units/Performance Stock, in no event shall Performance Units/Performance Stock be transferred for consideration.

Article 10. Other Awards

        The Committee shall have the right to grant other Awards which may include, without limitation, the payment of Stock in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee and the payment of Stock in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11. Deferrals

        The Committee may, in its sole discretion, permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12. Rights of Participants

        12.1    Termination.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

        12.2    Participation.    No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

        12.3    Limitation of Implied Rights.    Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

        Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        12.4    Waiver.    Each Participant, by acceptance of an Award, waives all rights to specific performance or injunctive or other equitable relief and acknowledges that he has an adequate remedy at law in the form of damages.

Article 13. Termination of Employment

        13.1    Options.    If a Participant has a Termination of Employment, then, unless otherwise provided by the Committee or in the Award Agreement, the following provisions shall apply:

  (i)
  if the Participant's Termination of Employment is on account of death or Disability, then all outstanding Options, to the extent not vested, shall vest, and all outstanding Options may be exercised, in whole or in part, by the Participant (or his personal representative, estate or transferee, as the case may be) at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the second anniversary of the date of such Termination of Employment;

  (ii)
  if the Participant's Termination of Employment is on account of Retirement at the Normal Retirement Date or Health Retirement Date, unvested Options shall continue to vest in accordance with their terms, and all outstanding Options, when vested, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the fifth anniversary of the date of such Termination of Employment;

  (iii)
  if the Participant's Termination of Employment is on account of Retirement at the Early Retirement Date, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the

    Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the fifth anniversary of the date of such Termination of Employment;

  (iv)
  if the Participant's Termination of Employment is for any other reason, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Employment; and

  (v)
  if (A) the Participant's Termination of Employment is for any reason other than death and (B) the Participant dies after such Termination of Employment but before the date the Options must be exercised as set forth in the preceding subsections, unvested Options shall be forfeited and any Options, to the extent they are vested on the date of the Participant's death, may be exercised, in whole or in part, by the Participant's personal representative, estate or transferee, as the case may be, at any time on or before the earliest to occur of (x) the Expiration Date of the Option, (y) the second anniversary of the date of death and (z) the applicable anniversary of the Termination of Employment as set forth in subsections (i) through (iv) above.

        Reload Options may not be granted after a Termination of Employment.

        13.2    Other Awards.    If a Participant has a Termination of Employment, then, unless otherwise provided by the Committee or in the Award Agreement, all Awards other than Options shall terminate and be forfeited on the date of such Termination of Employment.

Article 14. Equity Incentive Plans of Foreign Subsidiaries

        The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards ("Foreign Equity Incentive Plan") and awards granted under such Foreign Equity Incentive Plans may be treated as grants under the Plan, if the Committee so determines. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

Article 15. Amendment, Modification and Termination

        The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, provided that no amendment shall be made which shall increase the total number of shares of Stock that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders of the Company.

        No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 16. Payment for Awards and Withholding

        16.1    Payment for Awards.    In the event a Participant elects to pay the Option Exercise Price or make payment for any other Award through tender of previously acquired Stock, (i) only a whole number of share(s) of Stock (and not fractional shares of Stock) may be tendered in payment, (ii) such Participant must present evidence acceptable to the Company that he has owned any such shares of Stock tendered in payment (and that such shares of Stock tendered have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise and (iii) Stock must be tendered to the

Company, either by actual delivery of the shares or by attestation. When payment is made by tender of Stock, the difference, if any, between the aggregate amount payable and the Fair Market Value of the share(s) of Stock tendered in payment (plus any applicable taxes) shall be paid by check. No Participant may tender shares of Stock having a Fair Market Value exceeding the aggregate Option Exercise Price or other payment due.

        16.2    Loans and Guarantees.    The Committee may, in its discretion to the extent permitted by applicable law:

  (i)
  allow a Participant to defer payment to the Company of all or any portion of (x) the Option Exercise Price of any option or (y) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

  (ii)
  cause the Company to guarantee a loan from a third party to the Participant, in an amount equal to all or any portion of such Option Exercise Price or any related taxes.

        Any such payment deferral or guarantee by the Company pursuant to this section shall be on a secured or unsecured basis, for such periods, at such interest rates, and on such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, a Participant shall not be entitled to defer the payment of such Option Exercise Price or any related taxes unless the Participant (x) enters into a binding obligation to pay the deferred amount and (y) except with respect to treasury stock, pays upon exercise of an Option an amount equal to or greater than the aggregate Minimum Consideration therefor. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this section, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Participant's Termination of Employment or if the Participant sells or otherwise transfers the Participant's shares of Stock purchased pursuant to such deferral or guarantee.

        16.3    Notification under Section 83(b).    The Committee may, on the grant date or any later date, prohibit a Participant from making the election described below. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

        16.4    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Stock withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

        16.5    Stock Withholding.    With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Stock held by the Participant (by actual delivery of the shares or by attestation) or by having the Company withhold Stock having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

Article 17. Substituted Awards

        The Committee may grant substituted awards for any cancelled Award granted under this Plan or any plan of any entity acquired by the Company or any of its Subsidiaries in accordance with this Article; provided, however, that a substituted award cannot be of a type different than the cancelled Award without approval by the stockholders of the Company. If the Committee cancels any Award (granted under this Plan, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Award provided that, subject to Section 4.2, an Option or SAR granted in exchange for, or in connection with, the cancellation or surrendering of an Option, SAR or other award must have an Option Exercise Price or SAR Base Value not lower than that of the cancelled Option or SAR, and further may provide that the grant date of the cancelled Award shall be the date used to determine the earliest date or dates for exercising or vesting the new substituted Award so that the Participant may exercise the substituted Award, or the substituted Award may vest, at the same time as if the Participant had held the substituted Award since the grant date of the cancelled Award.

Article 18. Successors

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Article 19. Legal Construction

        19.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

        19.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        19.3    Requirements of Law.    The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        19.4    Governing Law.    To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware, except with regard to conflicts of law provisions.

        19.5    Code Section 409A Compliance.    To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

Appendix D

THE ALLSTATE CORPORATION
2006 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Article I. Establishment, Purpose and Duration

        Section 1.1.    Establishment of the Plan.    The Allstate Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an equity compensation plan for non-employee directors, to be known as "The Allstate Corporation 2006 Equity Compensation Plan for Non-Employee Directors" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Stock Options, Election Shares, Stock, Restricted Stock, and Restricted Stock Units to Non-Employee Directors of the Company.

        Section 1.2.    Purpose of the Plan.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of members of the Company's Board of Directors (the "Board") to those of Company stockholders and customers. The Plan is further intended to assist the Company in its ability to motivate, attract and retain highly qualified individuals to serve as directors of the Company.

        Section 1.3.    Duration of the Plan.    The Plan shall become effective when approved by the stockholders at the 2006 Annual Meeting of Stockholders on May 16, 2006 (the "Effective Date") and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article X herein, until all shares of Stock subject to the Plan shall have been purchased or acquired according to the Plan's provisions.

Article II. Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

        Section 2.1.    "Award" means, individually or collectively, a grant under the Plan of Stock Options, Election Shares, Stock, Restricted Stock, and Restricted Stock Units or any other type of award permitted under Article IX.

        Section 2.2.    "Award Agreement" means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

        Section 2.3.    "Board" shall have the meaning set forth in Section 1.2 herein.

        Section 2.4.    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        Section 2.5.    "Committee" means the Company's Nominating and Governance Committee or such other committee as the Board shall select.

        Section 2.6.    "Company" shall have the meaning set forth in Section 1.1 herein, or any successor to the Company as provided in Article XI herein.

        Section 2.7.    "Disability" means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which, in the opinion of the Committee, renders a Participant unable to engage in any substantial gainful activity.

        Section 2.8.    "Dividend Equivalent" means, with respect to shares of Stock subject to an Award, a right to be paid an amount equal to cash dividends declared on an equal number of outstanding shares of Stock.

        Section 2.9.    "Effective Date" shall have the meaning set forth in Section 1.3 herein.

        Section 2.10.    "Election Shares" means any shares of Stock issued to a Non-Employee Director pursuant to the election of such person to receive such shares of Stock in lieu of cash compensation made in accordance with Section 8.2 herein.

        Section 2.11.    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        Section 2.12.    "Exercise Period" means the period during which a Stock Option is exercisable, as set forth in the related Award Agreement.

        Section 2.13.    "Fair Market Value" means, as of any applicable date, the average of the high and low prices of the Stock as reported in the consolidated transaction reporting system, or if there was no such reported sale on the relevant date, then on the last previous day on which a sale was reported.

        Section 2.14.    "Family Member" means any spouse, child, stepchild or grandchild, including adoptive relationships; a trust in which these persons have more than fifty (50) percent of the beneficial interest; a foundation in which these persons (or the Non-Employee Director) control the management of assets; and any other entity in which these persons (or the Non-Employee Director) own more than fifty (50) percent of the voting interests.

        Section 2.15.    "Non-Employee Director" means each member of the Board who is not an officer or employee of the Company or any of its Subsidiaries.

        Section 2.16.    "Option Exercise Price" means the price at which a share of Stock may be purchased by a Participant pursuant to a Stock Option, as determined by the Committee and set forth in the applicable Award Agreement.

        Section 2.17.    "Participant" means a Non-Employee Director who has an outstanding Award granted under the Plan.

        Section 2.18.    "Period of Restriction" means the period during which Restricted Stock or Restricted Stock Units are subject to transfer and/or forfeiture restrictions, as provided in Article VII herein.

        Section 2.19.    "Plan" shall have the meaning set forth in Section 1.1 herein.

        Section 2.20.    "Restricted Stock" means an Award of shares of Stock granted to a Participant pursuant to Article VII herein. Delivery of Restricted Stock shall be effected by either (i) a stock certificate or certificates or (ii) book-entry form, in an appropriate number of shares of Stock based upon the number of shares of Restricted Stock issued.

        Section 2.21.    "Restricted Stock Unit" means a contractual right to acquire a share of Stock pursuant to an Award granted to a Participant as provided in Article VII herein.

        Section 2.22.    "Section 409A" shall have the meaning set forth in Section 12.5 herein.

        Section 2.23.    "Securities Act" means the Securities Act of 1933, as amended.

        Section 2.24.    "Stock" means the common stock, $.01 par value, of the Company.

        Section 2.25.    "Stock Option" means an option to purchase shares of Stock, granted under Article VI herein.

Article III. Administration

        Section 3.1.    The Committee.    The Plan shall be administered by the Committee.

        Section 3.2.    Authority of the Committee.    The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to recommend to the full Board the size and types of Awards and the terms and conditions of such Awards, in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; to recommend the amendment of the terms and conditions of any outstanding Award; and to authorize any action of or make any determination by the Company as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan; provided, however, that the terms and conditions of any outstanding Award shall not be amended so as to adversely affect in any material way such Award without the written consent of the Participant holding such Award (or if the Participant is not then living, the Participant's personal representative or estate), unless such amendment is required by applicable law. Further, the Committee shall interpret and make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

        Section 3.3.    Delivery of Stock by Company; Restrictions on Stock.    Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Code, the Securities Act and the Exchange Act) and applicable requirements of any securities exchange or similar entity. The Committee may recommend that the Board impose such restrictions on any shares of Stock acquired under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Stock is then listed and/or traded and with any blue sky or state securities laws applicable to such Stock.

        Section 3.4.    Approval.    The Committee or the full Board shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.

        Section 3.5.    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Participants and their estates. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

        Section 3.6.    Costs.    The Company shall pay all costs of administration of the Plan.

Article IV. Stock Subject to the Plan

        Section 4.1.    Number of Shares.    Subject to Section 4.2 herein, the maximum number of shares of Stock that may be issued pursuant to Awards under the Plan shall be 600,000. Shares of Stock underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares of Stock that are potentially deliverable under an Award that expires or is cancelled, forfeited, settled in cash or otherwise settled without delivery of shares of Stock shall not be treated as having been issued under the Plan. Shares of Stock that are tendered or withheld to satisfy the Option Exercise Price related to a Stock Option or other Award shall be deemed to be shares of Stock issued under the Plan. Shares of Stock issued pursuant to the Plan may be (i) authorized but unissued shares of Stock, (ii) treasury stock, or (iii) shares purchased on the open market.

        Section 4.2.    Adjustments in Authorized Stock and Awards.    In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure of the Company affecting the Stock, such adjustment shall be made in the number and class of shares of Stock which may be delivered under the Plan, and in the outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Board upon recommendation of the Committee, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Board upon recommendation of the Committee, the number of shares of Stock subject to an Award shall always be a whole number. In no event shall an outstanding Stock Option be amended for the sole purpose of reducing the Option Exercise Price thereof.

Article V. Eligibility and Participation

        Section 5.1.    Eligibility and Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, recommend to the full Board the Non-Employee Directors to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article VI. Stock Options

        Section 6.1.    Grant of Stock Options.    Subject to the terms and conditions of the Plan, Stock Options may be granted to a Non-Employee Director at any time and from time to time, as shall be determined by the Board upon recommendation of the Committee. The Committee shall recommend to the full Board the number of shares of Stock subject to Stock Options granted to each Participant (subject to Article IV herein) and, consistent with the provisions of the Plan, terms and conditions pertaining to such Stock Options.

          (a)    Dividend Equivalents and Other Distributions.    The Committee shall recommend to the full Board whether and to what extent any Participant shall be entitled to Dividend Equivalents and/or other distributions paid with respect to Stock Options, provided that any such right shall be evidenced by an Award Agreement containing terms and conditions that are consistent with the provisions of Section 409A and applicable guidance promulgated thereunder.

        Section 6.2.    Stock Option Award Agreement.    Each Stock Option grant shall be evidenced by an Award Agreement that shall specify the Option Exercise Price, the term of the Stock Option (which shall not be greater than ten years), the number of shares of Stock to which the Stock Option pertains, the Exercise Period and such other provisions as the Board shall determine upon recommendation of the Committee. The Option Exercise Price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

          (a)    Vesting.    Except as otherwise recommended by the Committee to the full Board and set forth in the applicable Award Agreement evidencing a Stock Option, each Stock Option shall vest in three installments as follows: (i) on each of the first and second anniversaries of the date of grant, as to one-third of the shares of Stock subject to such Stock Option (with any resulting fractional share rounded to the nearest whole share) and (ii) on the third anniversary of the date of grant, as to the remaining unvested portion of such Stock Option.

        Section 6.3.    Exercise of and Payment for Stock Options.    Stock Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Board shall in each instance approve upon recommendation of the Committee and set forth in the Award Agreement. Without limiting the generality of the foregoing, a Participant may exercise a Stock Option at any time during the Exercise Period. Stock Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of shares of Stock with respect to which the Stock Option is to be exercised, accompanied by provision for full payment of the Stock. The Option Exercise Price shall be payable: (i) in cash or its equivalent, (ii) by tendering (by actual delivery of shares or by attestation) previously acquired shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (iii) by broker-assisted cashless exercise, (iv) by share withholding or (v) by a combination of (i), (ii), (iii) and/or (iv). As soon as practicable after receipt of a written notification of exercise of a Stock Option and provisions for full payment therefor, the Company shall (a) deliver to the Participant, in the Participant's name or the name of the Participant's designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Stock purchased under the Stock Option, or (b) cause to be issued in the Participant's name or the name of the Participant's designee, in book-entry form, an appropriate number of shares of Stock based upon the number of shares of Stock purchased under the Stock Option.

        Section 6.4.    Termination of Director Status.    Except as otherwise recommended by the Committee to the full Board and set forth in the applicable Award Agreement evidencing a Stock Option, the provisions of this Section 6.4 related to vesting and exercise of Stock Options shall apply.

          (a)    Vesting.    Upon a Non-Employee Director's mandatory retirement pursuant to the policies of the Board, the unvested portions of any outstanding Stock Options held by such Non-Employee Director shall fully vest. Upon the termination of a Non-Employee Director's tenure for any other reason, the unvested portions of any outstanding Stock Options shall expire and no Stock Options granted to such Non-Employee Director shall vest after the termination of such Non-Employee Director's tenure on the Board.

          (b)    Exercise Period.    Upon the termination of the Non-Employee Director's position on the Board of the Company for any reason, each outstanding vested and previously unexercised Stock Option shall expire three months after the date of such termination; provided that (a) upon the termination of a Participant's position on the Board as a result of death or Disability, each outstanding vested and previously unexercised Stock Option shall expire two years after the date of his or her termination as a Non-Employee Director; and (b) upon the mandatory retirement of a Participant pursuant to the policies of the Board, each outstanding vested and previously unexercised Stock Option shall expire five years after the date of his or her termination as a Non-Employee Director. In no event shall the provisions of this Section 6.4 operate to extend the original expiration date of any Stock Option.

        Section 6.5.    Transferability of Options.    Except as otherwise recommended by the Committee to the full Board and set forth in the applicable Award Agreement, all Stock Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or by such Participant's guardian or other legal representative, and no Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that the vested portions of Stock Options may be transferred by the Participant during his lifetime to any Family Member. A transfer of a Stock Option pursuant hereto may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company's record of outstanding Stock Options. In the event a Stock Option is transferred as contemplated herein, such transferred Stock Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred Stock Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place. In no event shall a Stock Option be transferred for consideration.

        Section 6.6.    Change of Control.    In the event of a change of control of the Company, as defined by the Board, the Stock Options may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent Stock Options may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the Stock Options or substitute options, then all outstanding and unvested Stock Options shall become immediately exercisable and all outstanding Stock Options shall terminate if not exercised as of the date of the change of control (or other prescribed period of time). The Company shall provide at least 30 days prior written notice of the change of control to the holders of all outstanding Stock Options, which notice shall state whether (a) the Stock Options will be assumed by the successor corporation or substantially equivalent stock options will be substituted by the successor corporation, or (b) the Stock Options are thereafter vested and exercisable and will terminate if not exercised as of the date of the change of control (or other prescribed period of time).

Article VII. Restricted Stock and Restricted Stock Units

        Section 7.1.    Grant of Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to a Non-Employee Director at any time and from time to time, as shall be determined by the Board upon recommendation of the Committee. The Committee shall recommend to the full Board the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Participant (subject to Article IV herein) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such Awards.

          (a)    Dividends, Dividend Equivalents and Other Distributions.    The Committee shall recommend to the full Board whether and to what extent any Participant shall be entitled to cash dividends, Dividend Equivalents and/or other distributions paid with respect to Restricted Stock and Restricted Stock Units, provided that any such right shall be evidenced by an Award Agreement containing terms and conditions that are consistent with the provisions of Section 409A and applicable guidance promulgated thereunder.

        Section 7.2.    Restricted Stock/Restricted Stock Unit Award Agreement.    Each grant of Restricted Stock and/or Restricted Stock Units grant shall be evidenced by an Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the Period or Periods of Restriction, the conditions upon which Restricted Stock and/or Restricted Stock Units shall no longer be forfeitable, and such other provisions as recommended by the Committee.

        Section 7.3.    Transferability.    Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction recommended by the Committee and specified in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

        Section 7.4.    Restricted Stock Certificates.    The Company shall have the right to retain the certificates (if any) representing Restricted Stock in the Company's possession until such time as all restrictions applicable to such shares have been satisfied.

        Section 7.5.    Forfeiture Restriction.    Restricted Stock shall become freely transferable and no longer subject to forfeiture after the last day of the Period of Restriction applicable thereto. Unless otherwise determined by the Board upon recommendation of the Committee, the Period of Restriction applicable to Restricted Stock and Restricted Stock Units shall lapse upon the earlier of (i) the date of the Non-Employee Director's death or Disability and (ii) the first anniversary of the date on which the Non-Employee Director is no longer serving on the Board. Payment of vested Restricted Stock Units shall be made following the close of the Period of Restriction. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a stock certificate. The Board, upon recommendation of the Committee, may determine whether payment of Restricted Stock Units shall be in cash or shares of Stock (or a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units at the close of the applicable Period of Restriction. Delivery of Stock shall be effected by either (a) delivery to the Participant, in the Participant's name or the name of the Participant's designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Stock underlying the Restricted Stock Units, or (b) book-entry form, in an appropriate number of shares of Stock based upon the number of shares of Stock underlying the Restricted Stock Units.

        Section 7.6.    Voting Rights.    Unless otherwise recommended by the Committee to the full Board and set forth in the applicable Award Agreement, during the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

        Section 7.7.    Change of Control.    In the event of a change of control of the Company, as defined by the Board, the Restricted Stock Units may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent restricted stock units may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the Restricted Stock Units or substitute restricted stock units, then all outstanding Restricted Stock Units shall immediately be payable in Stock upon consummation of the change of control. The Company shall provide at least 30 days prior written notice of the change of control to the holders of all outstanding Restricted Stock Units, which notice shall state whether (a) the Restricted Stock Units will be assumed by the successor corporation, or (b) the Restricted Stock Units are immediately payable upon consummation of the change of control.

Article VIII. Election to Receive Stock in Lieu of Cash Compensation

        Section 8.1.    General.    In lieu of receiving the cash compensation, including annual and committee retainer fees (collectively, the "Annual Retainer Fees"), payable for services to be rendered by a Non-Employee Director for any period beginning on June 1 and continuing to the following May 31 (or such other period for which cash compensation is payable to Non-Employee Directors pursuant to the policies of the Board), a Non-Employee Director may make a written irrevocable election to reduce the Annual Retainer Fees by a specified percentage (which percentage shall be in ten percent increments) and receive an equivalent value in Election Shares granted in accordance with this Article VIII.

        Section 8.2.    Election.    The election shall be made on a form prescribed by the Committee and must be returned to the Committee or its designee no later than five business days prior to the period for which the election is to be effective. The election form shall state the amount of cash compensation to be received in the form of Election Shares (expressed as a percentage of the cash compensation otherwise payable in cash). Such election shall remain in effect until revoked or changed for any subsequent period.

        Section 8.3.    Issuance of Election Shares.    If a Non-Employee Director elects pursuant to Section 8.2 above to receive Election Shares, there shall be issued to such Director on the first day of the period to which such election relates and is effective, a number of Election Shares equal to the amount of compensation otherwise payable divided by the Fair Market Value of the Election Shares. Cash will be paid to the Non-Employee Director in lieu of any fractional Election Shares based upon the Fair Market Value of such fractional Election Share.

Article IX. Stock and Other Awards

        Section 9.1.    Stock Awards.    The Board, upon recommendation of the Committee, shall have the right to issue Stock free of any forfeiture or transferability restrictions.

        Section 9.2.    Other Awards.    The Board, upon recommendation of the Committee, shall have the right to grant other Awards and determine the manner and timing of payment under or settlement of any such Awards.

          (a)    Dividends, Dividend Equivalents and Other Distributions.    The Committee shall recommend to the full Board whether and to what extent any Participant shall be entitled to cash dividends, Dividend Equivalents and/or other distributions paid with respect to such other Awards, provided that any such right shall be evidenced by an Award Agreement containing terms and conditions that are consistent with the provisions of Section 409A and applicable guidance promulgated thereunder.

Article X. Amendment, Modification and Termination

        Section 10.1.    The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part, provided that no amendment shall be made which shall increase the total number of shares of Stock that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders of the Company.

Article XI. Successors

        Section 11.1.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Article XII. General Provisions

        Section 12.1.    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

        Section 12.2.    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        Section 12.3.    Requirements of Law.    The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        Section 12.4.    Governing Law.    To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware, except with regard to conflicts of law provisions.

        Section 12.5.    Code Section 409A Compliance.    To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

        Section 12.6.    Rights of Board Members.    Nothing in this Plan shall interfere with or limit in any way the rights of stockholders of the Company or the Board to elect or remove members of the Board at any time or confer upon any Participant any right to continue as a member of the Board.

        Section 12.7.    No Right to Specific Assets.    Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any benefit from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

        Section 12.8.    Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any Stock until he shall have become the holder of record of such Stock.

Appendix E

Executive Officers

        The following table sets forth the names of our executive officers, their current ages and their positions. "AIC" refers to Allstate Insurance Company.

Name and Age	Principal Positions and Offices Held
Edward M. Liddy (60)	Chairman and Chief Executive Officer of The Allstate Corporation and AIC. Mr. Liddy is also a director of The Allstate Corporation.
Catherine S. Brune (52)	Senior Vice President and Chief Technology Officer of AIC.
Joan M. Crockett (55)	Senior Vice President of AIC (Human Resources).
Danny L. Hale (61)	Vice President and Chief Financial Officer of The Allstate Corporation and Senior Vice President and Chief Financial Officer of AIC.
Michael J. McCabe (60)	Vice President and General Counsel of The Allstate Corporation and Senior Vice President, General Counsel and Assistant Secretary of AIC (Chief Legal Officer).
Ronald D. McNeil (53)	Senior Vice President of AIC (Allstate Protection Product Distribution).
Robert W. Pike (64)	Vice President and Secretary of The Allstate Corporation and Executive Vice President and Secretary of AIC. (Mr. Pike retired effective December 31, 2005.)
Samuel H. Pilch (59)	Controller of The Allstate Corporation and Group Vice President and Controller of AIC.
Michael J. Roche (54)	Senior Vice President of AIC (Allstate Protection Technology and Administration).
George E. Ruebenson (57)	Senior Vice President of AIC (Claims).
Eric A. Simonson (60)	Senior Vice President and Chief Investment Officer of AIC and President of Allstate Investments, LLC.
Casey J. Sylla (62)	Senior Vice President of AIC (President, Allstate Financial).
Joseph V. Tripodi (50)	Senior Vice President and Chief Marketing Officer of AIC.
Joan H. Walker (58)	Senior Vice President of AIC (Corporate Relations).
Thomas J. Wilson (48)	President and Chief Operating Officer of The Allstate Corporation and AIC.

E-1

[ALLSTATE LOGO] ATTN: SHAREHOLDER SERVICES 3075 SANDERS ROAD, SUITE G2H NORTHBROOK, IL 60062-0158	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2006.* Have this voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2006. * Have this voting instruction card in hand when you call and then follow the instructions.

 VOTE BY MAIL

Mark, sign, and date this voting instruction form and return it in the postage-paid envelope provided or return it to The Allstate Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717, for receipt by May 15, 2006. *

* The Savings and Profit Sharing Fund of Allstate Employees - With respect to any shares represented by this Proxy Card/Voting Instruction Form held in The Savings and Profit Sharing Fund of Allstate Employees, your voting instructions must be received no later than 11:59 P.M. Eastern Time on May 12, 2006. We cannot give assurance that voting instructions received later than 11:59 p.m., Eastern Time on May 12, 2006 will be honored.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ALSTA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD/VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.
THE ALLSTATE CORPORATION
The Board Recommends a Vote "FOR" all Nominees for Director.
1.	Election of Directors
	Nominees:
	(01)	F. Duane Ackerman	(07)	J. Christopher Reyes	For	Withhold	For All	To withhold authority to vote, mark
	(02)	James G. Andress	(08)	H. John Riley, Jr.	All	All	Except	"For All Except" and write the nominee's
	(03)	W. James Farrell	(09)	Joshua I. Smith				number on the line below.
	(04)	Jack M. Greenberg	(10)	Judith A. Sprieser	☐	☐	☐
	(05)	Ronald T. LeMay	(11)	Mary Alice Taylor
	(06)	Edward M. Liddy
The Board recommends a vote "FOR" Items 2, 3 and 4.					The Board recommends a vote "AGAINST" Items 5 and 6.
		For	Against	Abstain			For	Against	Abstain

2.	Appointment of Deloitte & Touche LLP as independent auditors for 2006.	☐	☐	☐	5.	Provide for Director election majority vote standard.	☐	☐	☐

3.	Approval of the Amended and Restated 2001 Equity Incentive Plan.	☐	☐	☐	6.	Provide for simple majority vote.	☐	☐	☐

4.	Approval of the 2006 Equity Compensation Plan for Non-Employee Directors.	☐	☐	☐

Please mark, sign and date this Proxy Card/Voting Instruction Form in accordance with the instructions herein, and return it to the tabulation agent in the enclosed envelope or submit your voting instructions via the telephone or the Internet.

The undersigned acknowledges receipt of The Allstate Corporation's Notice of 2006 Annual Meeting and Proxy Statement dated March 27, 2006, and its 2005 Annual Report. The undersigned hereby revokes any instructions previously given to vote the shares represented by this Proxy Card/Voting Instruction Form.
		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

With respect to any shares represented by this Proxy Card/Voting Instruction from which are votable and held on behalf of the undersigned in The Savings and Profit Sharing Fund of Allstate Employees (the "Plan"), the undersigned directs The Northern Trust Company as Trustee of the Plan to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee's duties. If you wish to vote the Allstate shares allocated to this Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card/Voting Instruction Form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to this Plan account, those shares will be considered "unvoted." If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted and all unallocated shares held by the Plan as follows: if the Trustee receives instructions on a timely basis for at least 50% of the votable allocated shares in the Plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee's duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

The Allstate Corporation
Proxy Card/Voting Instruction Form Solicited on Behalf of the Board of Directors

Except as described in the above paragraph, the undersigned hereby authorizes James G. Andress, W. James Farrell, J. Christopher Reyes, H. John Riley, Jr., Joshua I. Smith and Judith A. Sprieser to vote all shares of common stock of The Allstate Corporation that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 16, 2006 and at any adjournments thereof. The authority conferred by this Proxy Card/Voting Instruction Form shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting. If you return a signed proxy but do not indicate how the shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential.

QuickLinks

Notice of 2006 Annual Meeting and Proxy Statement
Proxy and Voting Information
Annual Report and Proxy Statement Delivery
Corporate Governance Practices
Item 1 Election of Directors
Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Item 3 Approval of The Allstate Corporation Amended and Restated 2001 Equity Incentive Plan
Item 4 Approval of The Allstate Corporation 2006 Equity Compensation Plan for Non-Employee Directors
New Plan Benefits 2006 Equity Compensation Plan for Non-Employee Directors
Item 5 Stockholder Proposal on Director Election Majority Vote Standard
Item 6 Stockholder Proposal on Simple Majority Vote
Executive Compensation
Summary Compensation Table
  Option Grants in 2005
  Option Exercises in 2005 and Option Values on December 31, 2005
  Long-Term Incentive Plan Awards in 2005
  Pension Plans
Stock Performance Graphs
Cumulative Total Stockholder Return For $100 Initial Investment Made on December 31, 2000 Allstate v. Published Indices
Cumulative Total Stockholder Return for $100 Initial Investment Made on December 31, 2000, 2001, 2002, 2003, 2004 Allstate v. Published Indices
Securities Authorized For Issuance Under Equity Compensation Plans
Security Ownership of Directors and Executive Officers
Security Ownership of Certain Beneficial Owners
Audit Committee Report
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Transactions
Stockholder Proposals for Year 2007 Annual Meeting
Proxy Solicitation
Appendix A
THE ALLSTATE CORPORATION Majority Votes in Director Elections Policy
Appendix B
POLICY REGARDING PRE-APPROVAL OF INDEPENDENT AUDITORS' SERVICES
POLICY APPENDIX
Appendix C
THE ALLSTATE CORPORATION AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN
Appendix D
THE ALLSTATE CORPORATION 2006 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
Appendix E